Exhibit 10.7

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Confidential

AMENDED AND RESTATED DEVELOPMENT AGREEMENT

THIS AMENDED AND RESTATED DEVELOPMENT AGREEMENT, originally made and entered into as of February 15, 2002 (the “Effective Date”), as amended by that certain First Consolidated Amendment dated October 31, 2002 (the “First Amendment Effective Date”), that certain Second Amendment dated December 20, 2002 (the “Second Amendment Effective Date”), that certain Third Amendment dated January 8, 2003 (the “Third Amendment Effective Date”), that certain Fourth Amendment dated April 17, 2003 (the “Fourth Amendment Effective Date”), that certain Fifth Amendment dated December 19, 2003 (the “Fifth Amendment Effective Date”), that certain Sixth Amendment dated April 30, 2004 (the “Sixth Amendment Effective Date”), that certain Seventh Amendment dated April 7, 2006 (the “Seventh Amendment Effective Date”) and that certain Eighth Amendment dated July 25, 2007 (the “Eighth Amendment Effective Date”), by and between TIVO INC., a Delaware corporation (“TiVo”), and DIRECTV, INC., a California corporation (“DIRECTV”) is hereby amended and restated in full (the “Restatement”) as of September 2, 2008 (the “Restatement Effective Date”). (As so amended and restated herein, the “Agreement.”). The Restatement shall only be effective as of the Restatement Effective Date and shall have no retroactive effect. Certain provisions regarding the Legacy Combination Receivers are restated herein for reference purposes only and are not intended as an affirmative statement or acknowledgment that any obligations with respect to the Legacy Combination Receivers remain to be performed (except with respect to those obligations which, by their nature, impose obligations that continue past the Restatement Effective Date).

RECITALS

WHEREAS, TiVo has developed and commercially launched a stand alone set-top receiver (the “Stand Alone Receiver”) that allows consumers to receive the personalized television services provided by TiVo.

WHEREAS, TiVo and DIRECTV have developed and commercially launched the first generation DIRECTV-TiVo combination receiver known as the Reno Receiver (as defined below), that provides consumers with the DVR/PVR Functionality (as defined in Exhibit A) and the ability to receive the satellite television, audio, data and other programming services that are part of the DIRECTV Service, pursuant to certain reference design and marketing agreements.

WHEREAS, TiVo and DIRECTV desire to develop, produce (and/or have produced), and market the next generation software, hardware, services and other applications for the DVR/PVR Functionality and for the DIRECTV Service, including a next generation DIRECTV-TiVo combination receiver which will be known as the Provo Receiver (as defined below) and to provide (via download) software upgrades to the existing Reno Receivers and the Provo Receivers, to enable customers to receive the upgraded DVR/PVR Functionality.

WHEREAS, TiVo and DIRECTV anticipate that the Provo Receiver will undergo Manufacturing Release (as defined below) no later than [*].

WHEREAS, TiVo and DIRECTV have agreed to make certain buy-down arrangements for the Reno Receivers and desire to modify such existing arrangements.

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WHEREAS, as of the Restatement Effective Date, DIRECTV desires TiVo to develop the TE Solution (as defined below) components of the DIRECTV TE Receiver, which uses a DIRECTV DVR Platform to enable customers to receive a new version of TiVo’s software, services and other applications for the DVR/PVR Functionality and the DIRECTV Service.

WHEREAS, as of the Restatement Effective Date, TiVo is willing to develop such TE Solution and to permit DIRECTV to produce (and/or have produced) and market the DIRECTV TE Receiver on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

ARTICLE I. DEFINITIONS

The following terms have the following meanings. Other terms may be defined herein without being listed in this ARTICLE I.

1.1 “Change of Control” means any of the following: (a) the sale, conveyance, transfer, or disposition of all or substantially all of TiVo’s assets to a third party, (b) the acquisition of TiVo by a third party (whether through a merger, acquisition, consolidation or other transaction or series of transactions) the consummation of which results in a third party becoming the beneficial owner of 50% or more of the outstanding equity interests or voting power in TiVo, (c) the merger or consolidation of TiVo with or into another corporation, other than, in the case of this clause (c), an acquisition or a merger or consolidation in which holders of shares of voting capital stock of TiVo immediately prior to the acquisition, merger or consolidation will have at least fifty (50) percent of the ownership of voting capital stock of the acquiring third party or the surviving corporation in such merger or consolidation, or transaction effected solely for purpose of changing the corporate domicile of TiVo, as the case may be, immediately after the merger or consolidation; or (d) any third party or group acquires fifty (50) percent or more of the capital stock or voting power or voting stock of TiVo or any rights entitling such third party or group to elect a majority of members of the board of directors of TiVo, either directly or indirectly.

1.2 “Combination Receiver” means the Reno Receiver, the Provo Receiver, the Two-Chip Receiver and any DIRECTV TE Receiver.

1.3 “Commercial TE Launch” means the date of first commercial availability of a DIRECTV TE Receiver.

1.4 “Comparable Solution” means a [*] with [*] software that provides [*] and that carries or employs one or more [*] (either in [*]).

1.5 “Development Schedule” is defined in Section 2.1(a) (Provo Receiver) and is set forth in Exhibit A (Development Schedule and Specifications).

1.6 “DIRECTV Covered System” means a [*] for providing [*]. Notwithstanding the foregoing, a DIRECTV Covered System does not include any [*] that provides all or part of the [*] distributed directly by [*] and/or indirectly for [*] (i.e. by a retailer, reseller, dealer, distributor or other third party authorized to sell [*]).

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1.7 “DIRECTV DVR Platform” means digital video recorder platform(s) designed and developed by DIRECTV (or by a third party) for use with the DIRECTV Service and designated by the parties for use with the TE Solution.

1.8 “DIRECTV Service” shall mean the television, video, audio, data or other programming services or any internet, broadband, digital subscriber line, or other information service, distributed from time to time by DIRECTV via the direct broadcast satellite distribution system, the internet, telecommunication lines, or other communication media, and offered to subscribers by DIRECTV under the DIRECTV brand or other brands owned by DIRECTV or its Subsidiaries.

1.9 “DIRECTV Technology” shall mean (i) the DIRECTV Technical Specifications Versions 3.0 and 3.1.2 provided by or for DIRECTV to TiVo; (ii) the [*] specification provided by or for DIRECTV to TiVo; (iii) the specifications for DIRECTV DVR Platform hardware and proprietary software provided by or for DIRECTV or its vendors to TiVo; and (iv) any specifications provided by or for DIRECTV to TiVo pursuant to any PCR under this Agreement; including any software, components, parts, proprietary information, intellectual property, subassemblies or other technology that is expressly incorporated in, or specifically required for use pursuant to, such specifications under subsections (i), (ii), (iii) or (iv) above, but shall not include any such software, components, parts, proprietary information, intellectual property, subassemblies or other technology that, although providing a possible method of implementing the specifications, is not the required method of implementation and alternate implementations are currently available and may be implemented on reasonable commercial terms and conditions. DIRECTV is not obligated to deliver to TiVo any software, components or parts as part of the DIRECTV Technology unless otherwise mutually agreed in the TE Solution Statement of Work or a PCR. DIRECTV Technology shall include any implementation of the TiVo Technology by DIRECTV or its sublicensees, to the extent such specific implementation is not required in such manner pursuant to (and thus not part of) the TiVo Technology and alternate implementations are currently available and may be implemented on reasonable commercial terms and conditions. DIRECTV Technology also includes (i) DIRECTV trademarks and logos that are incorporated in the customer interface in accordance with Section 2.6; (ii) DIRECTV’s remote scheduling system (i.e., DVR Scheduler); and (iii) any other specifications or technology provided by or for DIRECTV to TiVo under this Agreement.

1.10 “DIRECTV TE Acceptance” has the meaning set forth in Section 2.4.

1.11 “DIRECTV TE Receiver” means any DIRECTV-TiVo combination receiver, co-branded with DIRECTV and TiVo brands as permitted hereunder, that (i) is based on a DIRECTV DVR Platform, (ii) incorporates the TE Solution developed by TiVo hereunder, and (iii) requires a subscription to the DIRECTV Service for any substantial use.

1.12 “DVR/PVR Free Functionality” is defined in Exhibit A (Development Schedule and Specifications).

1.13 “DVR/PVR Service Functionality” is defined in Exhibit A (Development Schedule and Specifications).

1.14 “DVR/PVR Service Subscriber” shall mean an active subscriber to the DIRECTV Service (excluding retailers, VIPs, employees, test accounts and promotions mutually agreed by the parties (such agreement not to be unreasonably withheld or delayed)) who DIRECTV allows or has

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granted access to use the DVR/PVR Service Functionality on a Combination Receiver. A household with multiple Combination Receivers that receive the DVR/PVR Service Functionality will count as one subscriber. Households receiving only [*] portion of functionality as set forth in Exhibit A shall [*] the DVR/PVR Service and therefore [*] a DVR/PVR Service Subscriber.

1.15 “Final Acceptance Testing” is defined, with respect to Legacy Combination Receivers, in Exhibit A (Development Schedule and Specifications) and, with respect to the TE Solution implemented in a DIRECTV TE Receiver, in the TE Solution Statement of Work.

1.16 “Interface Specifications” is defined in Section 2.3(a) (Interface Specifications).

1.17 “IPG” means [*] which allows [*] information [*], combined with the [*].

1.18 “Key Terms” means any terms and conditions relating to any of the following: (i) [*]; (ii) [*]; (iii) [*] provisions; (iv) [*]; and (v) [*].

1.19 “Legacy Combination Receiver” means Combination Receivers other than any DIRECTV TE Receiver.

1.20 “Manufacturing Release” shall mean the date on which the applicable hardware and/or software has successfully completed Final Acceptance Testing, upon which date DIRECTV shall notify TiVo of such in writing.

1.21 “Platform Documentation” means DIRECTV requirements documents, specifications, [*] (in each case, [*] and [*]).

1.22 “Provo Receiver” shall mean: (a) the second generation DIRECTV-TiVo combination receiver described in Exhibit A (Development Schedule and Specifications); (b) the Trinity Hardware (as defined in Section 1 of the Second Amendment to this Agreement) incorporated into a DIRECTV-TiVo combination receiver (the “Trinity Receiver”); and (c) the Phoenix Hardware (as defined in Section 1 of the Third Amendment to this Agreement) incorporated into a DIRECTV-TiVo combination receiver (the “Phoenix Receiver”). For the sake of clarity, when assessing the Parties’ respective obligations prior to (i) the Second Amendment Effective Date, “Provo Receiver” excludes clauses (b) and (c); and (ii) the Third Amendment Effective Date, “Provo Receiver” excludes clause (c).

1.23 “PVR” means [*] that [*].

1.24 “Reno Receiver” shall mean the first generation DIRECTV-TiVo combination receiver developed and commercially launched by DIRECTV and TiVo pursuant to the Marketing Agreement by and between the parties dated April 13, 1999 (as amended, the “Original Marketing Agreement”) and the Reference Design Agreement by and between the parties dated September 1, 1999 (as amended, the “Reference Design Agreement”).

1.25 “Satellite Receiver” means a device that receives all or part of the DIRECTV Service via a satellite distribution system.

1.26 “SILO” shall mean the slicer independent licensed object software tool used for processing certain DIRECTV Service data types for delivery using the DIRECTV Data File Broadcast.

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1.27 “Subsidiary” of an entity (the “Parent Entity”) means any entity, the majority voting power of which is controlled, directly or indirectly, by the Parent Entity; provided, however, that [*] and [*] and any of [*] respective successors and assigns (collectively, the “[*]”) are deemed not to be Subsidiaries under this Agreement regardless of any such control.

1.28 “T & M Rate” means [*] until the first anniversary of the Seventh Amendment Effective Date and, in each subsequent year [*] rate determined by multiplying the [*] rate from the preceding year times [*].

1.29 “TE Software” means the initial release of the software developed by TiVo under the TE Solution Statement of Work for execution on a DIRECTV DVR Platform and any updates or upgrades to such software provided to DIRECTV by TiVo pursuant to this Agreement.

1.30 “TE Solution” means the TE Software, remote control design (if applicable), product labeling/documentation and any other hardware designs (e.g., bezel design), software (e.g., tools), or documentation provided to DIRECTV by TiVo under the TE Solution Statement of Work along with any updates or upgrades to the foregoing provided to DIRECTV by TiVo pursuant to this Agreement.

1.31 “TE Solution Statement of Work” has the meaning set forth in Section 2.10.

1.32 “Territory” shall mean North America, Central America and South America.

1.33 “Third Party Technology” shall mean any software, components, parts, proprietary information, intellectual property, subassemblies or other technology owned or controlled by a party other than TiVo (or its affiliates) which are specified on Exhibit C (Third Party Technology), as may be amended in accordance with the terms of Section 4.8(d), that is incorporated or referenced in, or required for use of, any Combination Receiver or the TiVo Software.

1.34 “TiVo Covered System” means [*] systems related to [*]. For clarification, [*] offered by [*] under [*] that [*] provided or developed by (or for) TiVo [*] a TiVo Covered System.

1.35 “TiVo Licensed Technology” means any technology or intellectual property rights therein licensed by TiVo or a TiVo Subsidiary to a TiVo distributor or TiVo licensee for use in a TiVo Covered System pursuant to a bona fide commercial transaction, which technology or intellectual property is actually implemented or used in a specific TiVo Covered System utilized, deployed or otherwise exploited by such TiVo distributor or TiVo licensee. For clarity, TiVo Licensed Technology does not include any technology provided or supplied by a TiVo distributor or TiVo licensee for implementation or use in a TiVo Covered System.

1.36 “TiVo Service” shall mean the personal video recording services offered by TiVo, carrying the TiVo brand, that involve the delivery of TiVo content and data by TiVo and may involve the delivery of program guide data by TiVo, to video recording devices or similar devices installed in subscribers’ homes.

1.37 “TiVo Software” shall mean the version of TiVo provided software most recently deployed by DIRECTV for each of the Combination Receivers.

1.38 “TiVo Technology” shall mean any software, components, parts, proprietary information, intellectual property, subassemblies or other technology, specifically excluding any

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DIRECTV Technology and Third Party Technology, that is expressly incorporated in, or specifically required for use of, any Combination Receiver, including the TiVo Software in Combination Receivers, the Provo Receiver design, and the Two-Chip Receiver design. TiVo Technology shall include any implementation of the DIRECTV Technology by TiVo, to the extent such specific implementation is not required in such manner pursuant to (and thus part of) the DIRECTV Technology and alternate implementations are currently available and may be implemented on reasonable commercial terms and conditions. The TiVo Technology also includes (i) the customer interface which is manifested by the TiVo Software, excluding the DIRECTV trademarks and logos used in accordance with Section 2.6; (ii) TiVo’s remote scheduling system (i.e., TiVo Online Scheduling); (iii) TiVo server-based software and (iv) any TiVo promotional or advertising functionality or tools, excluding any third party hardware and software, provided for under the Services Agreement entered into by the parties as of the Effective Date (as restated and amended from time to time) (the “Services Agreement”) including, but not limited to, TiVoVision and i-Preview Tags (as defined in the Services Agreement).

1.39 “Two-Chip Platform” shall mean the lower cost platform for TiVo’s Stand Alone Receivers that TiVo intends to develop.

1.40 “Two-Chip Receiver” shall mean a lower cost version of the Provo Receiver which, if so requested by DIRECTV pursuant to Section 2.4 (Two-Chip Option), shall be developed by TiVo including porting of Version [*] Software to the Two-Chip Platform.

ARTICLE II.

TECHNOLOGY DEVELOPMENT

2.1 Provo Receiver and Version [*] Software Development, Production and Deployment. TiVo (with collaboration from DIRECTV) will develop the Provo Receivers and the next generation software for the DIRECTV-TiVo combination receivers (as accepted by DIRECTV upon successful completion of Final Acceptance Testing, the “Version [*] Software”) to be available for Manufacturing Release no later than [*]. In addition, TiVo will develop Version [*] Software for download to the Reno Receiver pursuant to the development schedule set forth in Exhibit A (Development Schedule and Specifications).

(a) Provo Receiver. DIRECTV hereby grants to TiVo under all rights held or sublicensable by DIRECTV the right to use, reproduce, perform, display, and create derivative works of the DIRECTV Technology as required in the performance of TiVo’s obligations under this Agreement, provided that, the DIRECTV Technology shall be deemed Confidential Information of DIRECTV and other than the foregoing license, no other license, right, or interest is granted to TiVo under this Section 2.1(a) by implication, estoppel, or otherwise, for any other purpose and DIRECTV retains all worldwide intellectual property rights in and to the DIRECTV Technology. Notwithstanding the date of Manufacturing Release specified above in Section 2.1, if Manufacturing Release for the Provo Receiver (with Version [*] Software) [*] therein and [*] is directly [*] to any [*] by [*] such Manufacturing Release shall [*] for [*] that there will be [*] to the [*] is directly [*] to any [*] by [*] in [*]. TiVo and DIRECTV have established a mutually agreed development schedule (the “Development Schedule”) that sets forth the various milestone deliverables, dates and payment obligations associated with the Provo Receiver and Version [*] Software, which is attached hereto as Exhibit A (Development Schedule and Specifications). The Provo Receiver and Version [*] Software shall be accepted at the successful completion of the Final Acceptance Testing and after TiVo has been notified of such by DIRECTV.

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(b) Version [*] Software Upgrade for the Reno Receiver. Concurrent with the development and production of the Provo Receiver, TiVo shall develop the Version [*] Software for the existing Reno Receivers that will enable the Reno Receivers to have the features, functionality, performance and user interface defined in the DIRECTV Technology and Exhibit A (Development Schedule and Specifications), in accordance with the Schedule set forth in Exhibit A. The Version [*] Software upgrade will be deployed via telco download to the Reno Receivers and will occur simultaneous with or shortly following the Manufacturing Release of the Provo Receivers, all in accordance with the Development Schedule attached as Exhibit A.

(c) Provo Finished Goods Pricing. Notwithstanding DIRECTV’s rights as set forth in Section 4.7 (Provo Receiver Manufacturing), TiVo shall provide to DIRECTV a Provo Receiver Finished Goods Price [*]. As used herein, the “Finished Goods Price” shall include the price for the completed receiver (built by a contract manufacturer), any packaging, remote control, cables, connectors, manuals, diagrams, and user instructions, as specified in Exhibit E (Hardware Description), when the components reflected in the Finished Goods Price are purchased on competitive terms, conditions, and pricing. In the event the Finished Goods Price [*], TiVo shall [*] and [*] of the [*] of the Provo Receiver during the first [*] from the date of Manufacturing Release of the Provo Receiver (with Version [*] Software); provided that [*], the DVR/PVR Service Subscriber fees to be paid by DIRECTV to TiVo pursuant to the Provo Receiver fees provision in Section 3.4 (DVR/PVR Service Fees) [*]. Notwithstanding DIRECTV’s rights [*], TiVo shall not be responsible for any increase in the Finished Goods Price [*] in this Section 2.1(c) and Exhibit E. [*] pursuant to this Section 2.1(c) shall be [*] at the same time and under the same conditions as the corresponding [*] DIRECTV to the respective [*], provided that DIRECTV will give TiVo prompt notice [*] determining them. The Parties agree that this Section 2.1(c) applies only to the Provo Receiver as defined in clauses (a) and (b) of Section 1.22 of this Agreement.

(d) Parts List. No later than [*], TiVo shall provide a preliminary parts list to DIRECTV for the Provo Receiver. TiVo will provide any changes to the preliminary by [*]. In the event that TiVo [*] the parts list and changes[*] and [*] results in a [*] (assuming commercially reasonable efforts by DIRECTV and/or authorized manufacturers [*] any [*]), TiVo will [*] of [*], for actual [*] not to [*].

2.2 DIRECTV Subscriber Commitment. By a date no later than [*], DIRECTV commits to having [*] DVR/PVR Service Subscribers for the Provo Receivers, Two-Chip Receivers, and Reno Receivers activated after the Manufacturing Release of the Provo Receiver (with Version [*] Software). For avoidance of doubt, such minimum specifically excludes DVR/PVR Service Subscribers using solely Reno Receivers activated prior to the Manufacturing Release of the Provo Receiver, or DIRECTV Service Subscribers using solely a Stand Alone Receiver.

(a) If DIRECTV does not have a minimum of [*] such DVR/PVR Service Subscribers as of [*], and DIRECTV has not exercised its option to the Technology License Agreement pursuant to Section 4.6 (Technology License), then, commencing on [*], DIRECTV shall pay to TiVo the DVR/PVR Service Fee set forth in Exhibit B – Schedule 3 on any shortfall in the number of DVR/PVR Service Subscribers until such time as DIRECTV has paid a total of [*] in shortfall payments or there exists a total of [*] DVR/PVR Service Subscribers. The parties acknowledge and agree that the “shortfall” in subscribers shall decrease as DIRECTV adds additional DVR/PVR Service Subscribers.

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(b) If DIRECTV has exercised its option to the Technology License Agreement and the number of receivers licensed thereunder is less than [*] as of [*], DIRECTV shall pay to TiVo a one-time fee of [*] per receiver for any shortfall in the number of licensed receivers and such payment shall be made [*]. If DIRECTV has exercised its Technology License option and paid the [*] per receiver shortfall in number of licensed receivers, TiVo shall credit DIRECTV’s account for such payment and DIRECTV may use such credit to offset per-receiver royalties due and payable to TiVo under the Technology License Agreement.

2.3 Version [*] Software Development and Deployment. TiVo and DIRECTV shall collaborate on the modification and enhancement of the Version [*] Software and the definition of the interface between the DIRECTV broadcast and back-haul infrastructure and the Provo and Reno Receivers as set forth below.

(a) Interface Specifications. Promptly after the Effective Date, TiVo and DIRECTV shall collaborate jointly to develop the data broadcast interface specifications, including the network and client interfaces (as finalized by DIRECTV in its sole discretion, the “Interface Specifications”), for the data broadcast systems, satellite up-link, and back-haul server infrastructure to be used in conjunction with and in support of the Provo Receiver, the Reno Receiver, Two-Chip Receiver, and the DVR/PVR Functionality. TiVo shall identify all network operations required to maintain service for the Reno Receivers, Provo Receivers and Two-Chip Receivers. The Interface Specifications will provide that the push data functionality associated with the Provo Receivers, Reno Receivers, and Two-Chip Receivers shall have a satellite broadcast architecture while the back-haul data functionality shall have a telco-based server and network architecture.

(b) Version [*] Software. TiVo shall develop the version [*] software (as accepted by DIRECTV upon successful completion of Final Acceptance Testing, the “Version [*] Software”) for deployment to the Reno Receivers, Provo Receivers, and Two-Chip Receivers. The Version [*] Software shall enable the features and functionality in the Provo Receiver, Reno Receivers, and Two-Chip Receiver in accordance with the DIRECTV Technology, the Interface Specifications, and Exhibit A.

(c) Deliverables and Download of Version [*] Software. TiVo shall deliver to DIRECTV the Version [*] Software that is compliant with the Interface Specifications, DIRECTV Technology (except as agreed to in writing by the parties) and Exhibit A, for Manufacturing Release on the date set forth in the development schedule in Exhibit A, as such date may be modified pursuant to Section 2.3(f) (Project Change Requests) of this Agreement. Notwithstanding the foregoing, if the [*] Manufacturing Release [*] and [*] is directly [*] to any [*] by [*], the date for Manufacturing Release of the Version [*] Software [*], except that there will be [*] is directly [*] to any [*]. TiVo and DIRECTV shall download the Version [*] Software to the Provo Receivers and Reno Receivers using satellite bandwidth, provided that such method can be jointly validated by the parties. If the parties cannot so validate such method of download, the Version [*] Software will be downloaded to the Provo Receivers and Reno Receivers via the currently utilized telco network and system[*].

(d) Transition to DIRECTV Infrastructure. DIRECTV shall convert the Provo, Reno and (if applicable) Two-Chip Receivers to utilize the DIRECTV satellite-based push network for all DIRECTV push content and data within [*] after the start of downloads of the initial Version [*] Software download to the Provo Receivers, Reno Receivers, and (if applicable) Two-Chip Receivers. At any time until [*] after the Manufacturing Release of the Version [*] Software, DIRECTV shall

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notify TiVo in writing if DIRECTV, at its discretion, will use the DIRECTV satellite-based push network for all TiVo push content and data (the “TiVo Data Conversion Notice”). Upon receipt of the TiVo Data Conversion Notice, the Parties will work together to enable the use of the DIRECTV satellite-based push network for all TiVo push content and data. For a period starting on the Second Amendment Effective Date and ending [*] following DIRECTV’s initial use of DIRECTV’s satellite-based push network for all TiVo push and content data, TiVo shall be allowed to continue to use the method employed by TiVo as of the Second Amendment Effective Date (such method referred to as “Plan Y”) to distribute TiVo push content and data. If DIRECTV does not provide TiVo with the TiVo Data Conversion Notice, then TiVo shall be allowed to continue to use Plan Y to distribute TiVo push content and data to Legacy Combination Receivers during the term of the Services Agreement (defined in Section 4.5 of this Agreement). TiVo shall be allowed to use Plan Y to distribute TiVo push content and data to DIRECTV TE Receivers, except to the extent a different method of distribution is provided in the TE Solution Statement of Work or any DIRECTV-initiated PCR (it being understood, however, that any such DIRECTV-initiated PCR for a different method of distribution shall not decrease the amount of content that TiVo would otherwise be permitted to distribute if the Plan Y method was utilized). At DIRECTV’s discretion, DIRECTV may also convert the Provo, Reno and Two-Chip Receivers to utilize the DIRECTV telco-based back-haul network for the back-haul of all or selected data. DIRECTV and TiVo shall collaborate to ensure such a transition to the DIRECTV infrastructure is orderly. Following the Version [*] Software download, DIRECTV shall have sole discretion and authority to provision and operate the DVR/PVR Functionality (including the ability to contract out such provisioning and operation to TiVo and/or any other party) on all Combination Receivers. TiVo will continue to have sole responsibility and authority for any Stand Alone Receivers.

(e) Server Services. For [*] after the start of downloads of the initial Version [*] Software download to the Provo Receivers, Reno Receivers, and (if applicable) Two-Chip Receivers, TiVo shall continue to provide the server support to enable the applicable DVR/PVR Functionality in substantially the same manner as provided as of the Effective Date or as otherwise mutually agreed to by the parties (“Server Services”). Thereafter, TiVo shall have no obligations to provide any such Server Services with the sole exception of downloading the Version [*] Software to those Provo Receivers, Reno Receivers, and (if applicable) Two-Chip Receivers that were not manufactured with the Version [*] Software. Notwithstanding the foregoing, in the event of a breach of the covenant in Section 3.1 of the Third Amendment to this Agreement, TiVo shall be obligated to provide such Server Services as required to support the TiVo Service Data Type(s) giving rise to the breach until [*] after the modified Version [*] Software is accepted by DIRECTV.

(f) Project Change Requests. Each party may initiate a project change request (“PCR”) regarding the features of TiVo Software for Legacy Combination Receivers by submitting to the other party a detailed description of the PCR in the form attached as Exhibit I (Project Change Request Form). The parties will work together in good faith to estimate the feasibility, schedule and cost of each PCR, with such estimate to be completed within 30 days of a party’s initiation of the PCR. With respect to PCRs initiated by DIRECTV, each such PCR shall be priced by TiVo at the T & M Rate. The party initiating the PCR will accept or reject the PCR within 30 days of completion of the estimate. Once provided with schedule and cost, neither party is under an obligation to accept the PCR, provided that TiVo may not reject a PCR initiated by DIRECTV if DIRECTV agrees to pay for the changes described in the PCR at the T & M Rate and provides TiVo a commercially reasonable amount of time to perform the changes described in the PCR, including, without limitation, all development and testing necessary to implement such changes. Upon mutual acceptance of the PCR,

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the Parties will work together to prepare a finalized development schedule, product requirement document and associated fee schedule in order to implement the accepted PCR. In the event that TiVo [*] provided for in an approved PCR initiated by DIRECTV for a Legacy Combination Receiver [*] DIRECTV shall [*], provided that DIRECTV shall [*] with respect to the duration of any Non-TiVo Delay occurring subsequent to [*] (a “Subsequent Non-TiVo Delay”) that exceeds [*]. For the sake of clarity, (i) DIRECTV [*] pursuant to this Section 2.3(f) [*] prior to such [*] regardless of the date [*], and (ii) DIRECTV shall [*] as set forth above even if [*] provided for herein. Notwithstanding anything to the contrary in this Section 2.3(f), in no event will [*] pursuant to this Section 2.3(f) at any given time (regardless of the number of outstanding PCRs under this Section 2.3(f)). The “[*]” shall mean the longer of (a) [*], (b) the [*] specified in the PCR, plus [*] (i.e., [*] specified in the PCR), or (c) if applicable, such time [*]; provided, however, the [*] shall be [*] in each case to reflect [*], plus [*], as applicable (i.e., [*]). Upon TiVo’s [*], DIRECTV shall [*] pursuant to this Section 2.3(f) within [*]. DIRECTV shall [*] to the duration of any Subsequent Non-TiVo Delay that exceeds [*] ys within the period provided for in Section 3.4.

(g) Optional Features in Version [*] Software. The Parties agree that [*] will be features of the Version [*] Software. TiVo agrees that such features shall not be activated for customer use or otherwise be visible to customers without written agreement between the Parties regarding the terms and conditions (including economic terms) under which such features would become available to customers. TiVo agrees that TiVo’s activation of those features shall occur via DIRECTV’s satellite network.

2.4 Corrections. If at any time during the Term of this Agreement, DIRECTV or TiVo determines (i) that there is a defect in the design for any of the Legacy Combination Receivers as provided by TiVo under this Agreement; (ii) that a Legacy Combination Receiver design as provided by TiVo or the TiVo Software as provided by TiVo does not comply with the DIRECTV Technology, Exhibit A (Development Schedule and Specifications), the Interface Specifications (if applicable), the ATSC specifications (if applicable), or any applicable product requirement document or specifications attached to any amendment to this Agreement, each of the foregoing as amended by any mutually agreed PCR; (iii) that there is a defect in the design of the TE Solution as provided by TiVo under this Agreement; or (iv) that the TE Solution as provided by TiVo does not comply with the DIRECTV Technology or the TE Solution Statement of Work, each of the foregoing as they existed on the date of successful completion of Final Acceptance Testing of the first DIRECTV TE Receiver (“DIRECTV TE Acceptance”) under this Agreement, and each of the foregoing as amended by any mutually agreed PCR or amendment to this Agreement, TiVo has an obligation to promptly correct such defect or non-compliance at TiVo’s sole cost and expense in accordance with the provisions set forth in this Section 2.4.

(a) DIRECTV shall promptly notify TiVo of any such defect or non-compliance and shall provide TiVo with sufficient supporting information and materials reasonably requested by TiVo to verify, diagnose and correct the reported defect or non-compliance. In the event of a dispute regarding whether there is a defect or non-compliance, or failure by TiVo to promptly perform such correction, DIRECTV and TiVo shall immediately communicate such dispute to the appropriate business/project manager when such party becomes aware of the dispute. If such dispute cannot be mutually resolved by such business/project managers within five (5) business days, then such dispute shall be immediately referred to the senior management of each party for discussion and attempted resolution. Further, the parties agree to collaborate on a remedy of such defect as promptly as commercially reasonable, but not more than ten (10) business days from the time senior management begin discussions. The foregoing represents DIRECTV’s sole and exclusive remedy for any defect or non-compliance in the designs or

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TiVo Software provided hereunder; provided, that in the event TiVo materially breaches its obligations to correct such defect or non-compliance, DIRECTV shall be entitled to exercise any and all legal and equitable remedies available in accordance with the terms of this Agreement, including, but not limited to, release of the deliverables from the Software Escrow Account, as provided pursuant to Article XI (Network Operation Continuity). For five (5) years following the end of the Term of this Agreement, upon DIRECTV’s request, TiVo agrees to provide the services set forth in this Section 2.4 at commercially reasonable rates and subject to reasonable terms and conditions consistent with those set forth herein.

(b) TiVo shall maintain sufficient staff and resource availability to fulfill its correction obligations under this Section 2.4. In the event of any defect or non-compliance that prevents operation of the material functions of any Combination Receiver, TiVo shall promptly allocate no less than 2 dedicated personnel with appropriate experience and expertise to diagnose and correct such defect or non-compliance, until such time as the correction is completed. In each instance, TiVo shall cooperate with DIRECTV and provide sufficient resources to permit the completion of any necessary TiVo Software download to all affected Combination Receivers within a timeframe of no less than nine (9) weeks from the start of such download, provided that such timeframe will be increased for any delays not attributable to TiVo. In the event that the parties determine that an issue reported by DIRECTV as a defect or non-compliance is the result of a deficiency in any software, hardware, or any other element of a Combination Receiver not provided by TiVo (e.g., the DIRECTV DVR Platform), DIRECTV will, subject to the terms of this Agreement, use commercially reasonable efforts to resolve the issue, and TiVo will support resolution of the issue by testing the TiVo Software in conjunction with updates or other means of resolving the issue that are provided by DIRECTV or a vendor of DIRECTV.

2.5 [Intentionally left blank.]

2.6 Branding. At the time of delivery by TiVo for Manufacturing Release, the Version [*] Software, Version [*] Software, Provo Receiver, Two-Chip Receiver and the DIRECTV TE Receiver shall comply with the TiVo OEM Branding Guidelines set forth in Exhibit H and the DIRECTV Trademark and Style Guide set forth in Exhibit M. In the event Exhibit H and the Exhibit M conflict, Exhibit M shall supersede. No later than the date of execution of the TE Solution Statement of Work, the Parties will negotiate in good faith any changes to Exhibit H necessary or appropriate for the DIRECTV TE Receiver as contemplated in the TE Solution Statement of Work.

2.7 Wink Option. Within [*] of the Effective Date, TiVo shall provide to DIRECTV a good faith estimate of the additional costs and schedule impact to include the Wink functionality in the Version [*] Software.

2.8 Hard Drive Qualification. Through [*], TiVo shall [*] qualify in accordance with TiVo’s qualification requirements, except as specifically identified below or in Attachment 3, any hard drive for the Provo Receiver design and (if applicable) the Two-Chip Receiver design if such hard drive is qualified for the TiVo-branded Stand Alone Receivers after the Third Amendment Effective Date. In addition, TiVo agrees that it will qualify [*] hard drives as necessary to maintain at least one qualified [*] hard drive through [*] for the Provo Receiver design and (if applicable) the Two-Chip Receiver design. TiVo shall verify that any hard drive qualified by TiVo pursuant to this Section 2.8, when tested in the Trinity Hardware Reference Design (as defined in Section 2.1 of Attachment 2 to the Second Amendment to this Agreement) chassis, [*]. TiVo shall, upon obtaining information that a qualified [*] hard drive will be “end-of-lifed” by the manufacturer, promptly notify DIRECTV of the expected end date of production or availability of any previously qualified hard drive.

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2.9 Notice and Effect of Delay.

(a) Notice. In any case where TiVo believes there is a potential for a delay to a date set forth under this Agreement including, but not limited to, the TE Solution Statement of Work and/or any PCR hereunder, due to any material action, inaction, or omission by DIRECTV, NDS, any DIRECTV-designated manufacturer, Broadcom solely with respect to the Trinity Hardware, the Phoenix Hardware and the DIRECTV DVR Platform, or any other DIRECTV-specified vendor (each such case, a “Non-TiVo Delay”), TiVo shall use commercially reasonable efforts to mitigate or avoid any such delay and shall make good faith efforts to notify DIRECV of TiVo’s efforts to mitigate or avoid such delay, provided that TiVo’s failure to provide such notice shall not constitute a breach of the Agreement. If, notwithstanding such efforts to mitigate or avoid any such delay, TiVo believes that any such date must be extended or delayed as a direct result of such a Non-TiVo Delay, TiVo shall provide prompt written notice to DIRECTV (but in any event, no later than [*] after TiVo reasonably becomes aware that such Non-TiVo Delay will cause a delay to a date set forth under this Agreement including, but not limited to, the TE Solution Statement of Work and/or any PCR hereunder) setting forth TiVo’s understanding regarding such delay, the anticipated consequences of such delay and the steps taken by TiVo to mitigate or avoid such delay. TiVo’s request for such an extension or delay based on a Non-TiVo Delay is subject to approval by DIRECTV, such approval not to be unreasonably withheld, conditioned or delayed. In the event of any dispute regarding an extension or delay hereunder, the Parties shall attempt to resolve such dispute pursuant to the dispute resolution provisions of Section 3.11 of this Agreement.

(b) Effect. In the event that the Parties agree that any Non-TiVo Delay has occurred and that such Non-TiVo Delay has the effect of a milestone date in this Agreement (including but not limited to the TE Solution Statement of Work and/or any PCR hereunder) being extended or delayed, DIRECTV shall pay to TiVo [*] any associated milestone fee on the date such milestone was originally planned for all milestones that are extended or delayed. With respect to all milestones other than final milestones, DIRECTV shall pay the remaining [*] of any relevant milestone fee upon the earlier of: (i) completion of the relevant milestone; or (ii) [*] in which the relevant milestone was originally planned. With respect to final milestones, DIRECTV shall pay [*] the final milestone fee [*]. Notwithstanding the foregoing, DIRECTV shall not be required to pay TiVo [*] of any associated milestone as set forth in this Section 2.9(b) if (i) the Non-TiVo Delay is [*] to provide [*] with respect to the [*] and (ii) the parties are unable to agree upon [*].

2.10 TE Solution Development. Subject to the terms and conditions of this Section 2.10, TiVo shall develop the TE Solution as set forth in the TE Solution Statement of Work (as amended by any mutually agreed PCR related thereto) for use with the designated DIRECTV DVR Platform as set forth below. Notwithstanding anything herein, any issue or dispute concerning or relating to the development of the TE Solution Statement of Work as provided for herein shall not be subject to arbitration pursuant to Section 3.11 below.

(a) TE Solution Statement of Work Contents. Unless otherwise mutually agreed by the Parties, the TE Solution Statement of Work will include, at a minimum, the following elements: (i) a designation of the first DIRECTV DVR Platform for the TE Solution using the DVR platform used by a DIRECTV manufacturer for one of the following DIRECTV DVR models: [*]; (ii) features

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and functionality to be enabled by the TE Software; (iii) features and functionality of remote control for use with TE Software; (iv) any additional hardware or software to be developed by TiVo (e.g., bezel design; tools to minimize operational dependencies); (v) development and integration plan; (vi) acceptance testing criteria; (vii) estimated man-hours required to complete development, which [*], and reimbursement procedures for required travel and equipment provided by TiVo to DIRECTV that is to be owned by DIRECTV; (viii) [*] all development fees payable by DIRECTV for the TE Solution Statement of Work which [*]; (ix) payment schedules and associated milestones; (x) respective obligations of TiVo and DIRECTV; and (xi) any dependencies on third parties and any additions or modifications to Exhibit C (Third Party Technology). For clarity, no features or functionality that have not been documented for DIRECTV (e.g. undocumented secret codes, short cuts and backdoors) shall be included or enabled by the TE Software without DIRECTV’s written consent.

(b) TE Solution Statement of Work Development. The Parties will develop the TE Solution Statement of Work in accordance with this Section 2.10(b). Promptly after the Restatement Effective Date (and in any event no later than [*] following the Restatement Effective Date) and thereafter until execution of the TE Solution Statement of Work, DIRECTV shall provide TiVo access to a project manager and such technical and other information as is reasonably necessary to complete a preliminary version of the TE Solution Statement of Work. DIRECTV shall use commercially reasonably efforts to provide such information to TiVo on a timely basis. In the case that the [*] or [*] is designated as the first DIRECTV DVR Platform for the TE Solution, such access shall include [*] of the applicable DIRECTV DVR model suitable for development, along with access to relevant Platform Documentation for the [*] or [*], as applicable. If the [*] is designated as the first DIRECTV DVR Platform for the TE Solution, promptly after the Restatement Effective Date, and in any event no later than the timeframe set forth in Section 2.11(b)(ii), DIRECTV shall provide TiVo with relevant Platform Documentation for the [*] and [*] for such model suitable for development. Promptly after the Restatement Effective Date, DIRECTV shall authorize all relevant DIRECTV vendor(s) (but not more than one manufacturer selected by TiVo at any time) to provide TiVo with such Platform Documentation in such vendor’s possession. To the extent DIRECTV owns the Platform Documentation or otherwise has the right to provide independent contractors with such Platform Documentation without the further consent of a third party, DIRECTV shall provide such Platform Documentation to TiVo promptly after the Restatement Effective Date (but DIRECTV will have no obligation to support TiVo with third party information contained within the Platform Documentation), and will otherwise use commercially reasonable efforts to obtain any required third party consents promptly after the Restatement Effective Date, provided that [*] (i) [*], (ii) [*] (provided that once such delay would not be caused, DIRECTV shall continue to undertake reasonable efforts to obtain consents and [*] as provided for above), or (iii) otherwise [*] with [*]. Failure of DIRECTV to provide information reasonably requested by TiVo in a timely manner will be considered a Non-TiVo Delay. Subject to the foregoing, within [*] after the Restatement Effective Date (as extended for any Non-TiVo Delay), TiVo shall use commercially reasonable efforts to prepare the preliminary version of the TE Solution Statement of Work and deliver the same to DIRECTV. The Parties will negotiate in good faith which capabilities/features to include in the TE Software when TiVo and DIRECTV capabilities/features are duplicative, provided that in the event that the parties cannot agree because each party prefers its own capabilities and features for the DIRECTV TE Receiver, the [*] capabilities and features shall be included (including the implementation of such capabilities/features in such a way that [*]). Notwithstanding anything to the contrary in this Section 2.10, unless otherwise mutually agreed, all capabilities/features must be Acceptable Features (as defined in Section 2.12 below). The Parties shall use reasonable commercial efforts to finalize the TE Solution Statement of Work within [*] after the Restatement Effective Date (as extended for any Non-TiVo Delays) or by

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such later date as is mutually agreed in writing by the Parties’ respective project managers. For clarification, TiVo shall be primarily responsible for the work required in preparing and developing the Statement of Work and DIRECTV shall provide information and efforts as provided for herein. If the parties are unable to agree on the terms of the TE Solution Statement of Work, TiVo may terminate this Agreement for Non-TiVo Delay as provided for in Section 9.4.

(c) Performance of Obligations. The parties shall perform their respective obligations related to design, development, testing and deployment of the TE Solution in a diligent, timely and workmanlike manner.

(d) Vendor Cooperation. DIRECTV will use commercially reasonable efforts to ensure that DIRECTV vendors with technology or intellectual property that is required for TiVo to develop the TE Solution enter into commercially reasonable agreements with TiVo (or DIRECTV) to provide TiVo (or DIRECTV and its contractors) with reasonable cooperation and support along with any technology or licenses required for the TE Solution. If any such DIRECTV vendor fails to enter into such an agreement on such terms, or breaches its obligations thereunder, or [*], or will otherwise [*], then the parties will discuss a proposed resolution, which may (but is not required to) include further discussions with such DIRECTV vendor, subject to the terms provided for herein. If the issue is not resolved within [*] from TiVo’s notice to DIRECTV, TiVo and DIRECTV will discuss and negotiate in good faith a workaround that enables TiVo to complete the TE Solution without such vendor’s cooperation, support, technology or licenses. If the Parties fail to mutually agree to a workaround within [*], either party may pursue dispute resolution with respect to an appropriate workaround under Section 3.11, provided that, in no event shall any arbitration decision resulting from such process [*]. Notwithstanding the foregoing, in no event shall DIRECTV be required to incur costs of more than [*] (including, but not limited to, any increase in the cost of any other DIRECTV DVR or product) in the aggregate during any [*] during the Term as a direct consequence of obtaining vendor cooperation as provided for in this Section 2.10(d).

(e) Notification of DIRECTV TE Acceptance. DIRECTV shall notify TiVo upon DIRECTV TE Acceptance.

2.11 New DIRECTV DVR Platforms and TiVo Features.

(a) DIRECTV DVR Platform and TiVo Feature Planning. Beginning [*]after delivery of a Functional Prototype (as defined below) and continuing through the remainder of the Term, the parties shall make available executives with responsibility for the features being discussed for any existing or future DIRECTV TE Receiver to meet in person or via conference call every [*]. At such meetings or conference calls, such executives may, subject to the terms of this Agreement, discuss current and future DIRECTV DVR platforms and current or future TiVo features, functions and capabilities, provided, however, that nothing in this Section 2.11(a) requires either party to disclose any Confidential Information to the other party.

(b) New DIRECTV DVR Platforms. Upon receipt of a Functional Prototype (as defined below) for the first TE Solution, DIRECTV shall provide TiVo with access to [*] information regarding any New Platforms (as defined below) as set forth below in this Section 2.11(b). DIRECTV is under no obligation to provide additional information or assistance regarding New Platforms (unless otherwise set forth in this Agreement or as mutually agreed in a PCR), and TiVo will treat all information provided under this Section 2.11(b) as Confidential Information under this Agreement.

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“New Platforms” shall be defined as any new, revised or updated DVR hardware platform of DIRECTV, excluding DVR hardware platforms developed pursuant to a contractual agreement with a third party [*].

(i) “Functional Prototype” shall be defined as a prototype of the TE Software for the first TE Solution that [*] after testing (in a similar manner as [*]) is likely (after further development by TiVo) to result in a TE Solution that will pass DIRECTV TE Acceptance. Once a Functional Prototype has been delivered and thereafter during the Term, DIRECTV shall provide TiVo with access to any Preliminary Hardware Documentation (as defined below) for New Platforms then available to DIRECTV. “Preliminary Hardware Documentation” shall be defined as DIRECTV requirements documents, hardware design specification sheets, architectural block diagrams, identification of core chip set design, and other similar information regarding the basic hardware design elements as to which DIRECTV has executed third party vendor contracts or otherwise placed an order with a third party vendor using a purchase order or other mechanism. Thereafter during the Term, DIRECTV shall provide TiVo with the Preliminary Hardware Documentation for each New Platform when it becomes available. Notwithstanding the foregoing, DIRECTV shall provide TiVo with Preliminary Hardware Documentation for the DIRECTV DVR Model [*] (or, if there is no DIRECTV Model [*], the successor to DIRECTV DVR Model [*]) no later than [*]. It is expressly understood that the Preliminary Hardware Documentation is subject to change from time to time, and DIRECTV makes no representation or warranty that it shall remain accurate, although DIRECTV will use commercially reasonably efforts to notify TiVo as promptly as practicable after it confirms that a material change to the information delivered to TiVo in the Preliminary Hardware Documentation has occurred. TiVo further understands and acknowledges that DIRECTV shall have no obligation to provide TiVo with information or explanations regarding the Preliminary Hardware Documentation, or to authorize DIRECTV’s vendors to do so, and TiVo acknowledges that DIRECTV does not intend to devote resources to discussion of the Preliminary Hardware Documentation. TiVo agrees that it shall not request support or assistance from DIRECTV’s vendors to discuss or review the information contained in the Preliminary Hardware Documentation.

(ii) Once DIRECTV authorizes one or more manufacturers to produce a run of at least [*] units in the aggregate of a New Platform, DIRECTV, at no cost to TiVo, shall provide TiVo with [*] such units when available. On and after delivery of such DVRs to TiVo as set forth above, DIRECTV also shall provide TiVo with access to a product manager to answer questions with respect to such development units.

(iii) Once DIRECTV authorizes one or more manufacturers to produce a run of at least [*] units in the aggregate of a New Platform, DIRECTV will provide TiVo with Platform Documentation for the applicable New Platform and provide such other technical information as is reasonably necessary for TiVo to develop and initiate a PCR (or respond to a PCR initiated by DIRECTV) to port the TE Software to such New Platform. Subject to the terms of this Agreement, including the procedures set forth in Section 2.3(f), the parties shall negotiate any such PCR in good faith, including scope, schedule, cost and responsibilities, and (i) TiVo may not withhold or delay approval of such a PCR initiated by DIRECTV if DIRECTV agrees to pay to port the TE Solution to such New Platform at the T & M Rate and provides TiVo a commercially reasonable amount of time to perform the changes described in the PCR, including, without limitation, all development and testing necessary to implement such changes, and (ii) DIRECTV may not withhold or delay approval of such a PCR initiated by TiVo if TiVo agrees to pay all costs to port the TE Software to a new DIRECTV TE Receiver based on such New Platform, provided that any new or modified feature, function or capability in such new

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DIRECTV TE Receiver is an Acceptable Feature (as defined in Section 2.12 below). Unless otherwise authorized by DIRECTV in writing (or otherwise set forth in this Agreement or set forth in a mutually agreed PCR), TiVo shall not contact, exchange information, or discuss any such New Platform with any of DIRECTV’s vendors until such New Platform has been approved by DIRECTV for consumer launch.

(iv) Subject to TiVo’s compliance with Article X (Confidentiality) and the last sentence of Section 2.11(b)(iii) above, nothing in this Agreement will prevent TiVo from discussing, reviewing or otherwise obtaining support from any vendor in connection with TiVo’s other (non-DIRECTV related) business activities.

(c) New or Modified TiVo Features, Functions or Capabilities. Subject to the terms and conditions of this Agreement, including the procedures set forth in Section 2.3(f), at any time after Commercial TE Launch, either party may initiate a PCR to update the TE Solution to add or modify features, functions or capabilities of DIRECTV TE Receivers.

(i) TiVo may not withhold or delay approval of such a PCR initiated by DIRECTV if DIRECTV agrees to pay for the changes described in the PCR at the T & M Rate and provides TiVo a commercially reasonable amount of time to perform the changes described in the PCR, including, without limitation, all development and testing necessary to implement such changes. In the event that TiVo [*] provided for in an approved PCR initiated by DIRECTV under this Section 2.11(c)(i) [*] DIRECTV shall [*] (except in the case of [*] under this Section 2.11(c)(i), DIRECTV shall [*], provided that DIRECTV shall [*] with respect to the duration of any Subsequent Non-TiVo Delay that exceeds [*]. For the sake of clarity, (a) DIRECTV [*] pursuant to this Section 2.11(c)(i) [*] prior to such [*] regardless of the date [*], and (b) DIRECTV shall [*] (or [*] if applicable) of the [*] as set forth above [*] provided for herein. Notwithstanding anything to the contrary in Section 2.3(f) or this Section 2.11(c)(i), in no event will more than [*] pursuant to Section 2.3(f) or this Section 2.11(c)(i) at any given time (regardless of the number of outstanding PCRs). Upon TiVo’s [*], DIRECTV shall [*] pursuant to this Section 2.11(c)(i) within [*]. DIRECTV shall [*] to the duration of any Subsequent Non-TiVo Delay that exceeds [*] within the period provided for in Section 3.4. In the event DIRECTV initiates a PCR to implement changes necessary to reflect a change in a third party provider of features or services to the DIRECTV TE Receiver, the parties will work together to develop an appropriate transition from the original third party provider, including termination of applicable contractual obligations to such third party with respect to such features or services of the DIRECTV TE Receiver.

(ii) DIRECTV may not withhold or delay approval of a PCR initiated by TiVo pursuant to this Section 2.11(c), provided that TiVo agrees to pay for the changes described in the PCR, and provided further that the proposed feature, function or capability is an Acceptable Feature (as defined in Section 2.12 below). Upon the conclusion of Final Acceptance Testing for a new release of TE Software (or any other change to the TE Solution, if applicable), DIRECTV shall (1) [*], begin to download such software update to DIRECTV TE Receivers in the field, and (2) update the master disk for DIRECTV TE Receiver units in production (and update the TE Solution for new production, if applicable), [*], in each case subject to compatibility of such new release with particular DIRECTV TE Receiver models.

(d) Removal of Features, Functions Capabilities. DIRECTV reserves the right to require the disablement or removal of any feature, function or capability in a DIRECTV TE Receiver that DIRECTV reasonably determines is (i) [*], or (ii) [*] with respect thereto. Any such disablement or removal will follow the procedures for DIRECTV initiated PCRs set forth in Section 2.11(c)(i) above to the extent changes to the TiVo Software are necessary to disable or remove such features, functions or capabilities.

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2.12 Acceptable Features. Any feature, function or capability proposed for inclusion in any DIRECTV TE Receiver pursuant to Sections 2.10 or 2.11 above must, unless otherwise agreed by DIRECTV [*], (i) comply with DIRECTV’s written requirements for content security (e.g., encryption, etc.); (ii) utilize solely DIRECTV’s head end support, and provide all data and contact for services directly to DIRECTV (and not through TiVo); (iii) not be likely to [*], as reasonably determined by DIRECTV (except that this subsection (iii) will not apply in the case of any feature, function or capability that exists and is then currently enabled and documented for DIRECTV (e.g. features other than undocumented shortcuts, secret codes and backdoors) in another non-TiVo DIRECTV DVR or any Legacy Combination Receiver, subject to changes in implementation from the Legacy Combination Receiver as required by DIRECTV in its reasonable discretion); (iv) in the case of any feature, function or capability that exists and is then currently enabled and documented in a Legacy Combination Receiver, the method of implementation of such feature, function or capability shall be determined by [*], and in the case of a feature, function or capability that exists in any other DIRECTV DVR, unless otherwise agreed, the [*] features, functions or capabilities shall be selected (including the implementation of such capabilities and features) in such a way that the [*]), (v) in the case of features, functions or capabilities that require ongoing third party commercial relationships (e.g., content or service providers), such third parties shall [*], and shall enter into such relationships [*], and (vi) not, in DIRECTV’s reasonable judgment, [*] or be [*]. Any feature, function or capability proposed by TiVo for inclusion in any DIRECTV TE Receiver pursuant to Sections 2.10 or 2.11 will only be deemed to be an “Acceptable Feature” if, in addition to the requirements set forth above in this Section 2.12, (x) the proposed feature, function or capability is [*], and such [*]; (y) another DIRECTV DVR has the proposed feature, function or capability (or a substantially similar or analogous feature, function or capability) or DIRECTV has a documented plan to implement such feature, function or capability (or a substantially similar or analogous feature, function or capability) within [*] of such TiVo request; or (z) the proposed feature, function or capability (or a substantially similar or analogous feature, function or capability) appears on Exhibit R (Features List).

ARTICLE III.

BUY DOWN AND PAYMENT OBLIGATIONS

3.1 Reno Receiver Buy-Down during First Period. To encourage the continued retail sales of the Reno Receivers from the date of this Agreement through [*] (the “First Period”), TiVo and DIRECTV shall continue to make buy-down payments (the “Reno Buy-Down Amount”) as set forth in the Letter Agreement dated September 28, 2001, as amended on January 7, 2002 (as amended, the “Buy Down Letter Agreement”).

3.2 Reno Receiver Buy-Down during Second Period. For the period beginning on [*] (the “Second Period”), TiVo shall no longer be obligated to pay any portion of the Reno Buy-Down Amount and the DIRECTV portion of the “Revenue Share” (defined as the percentage of the fee charged by DIRECTV to subscribers for access to the DVR/PVR Service) from the Reno Receiver sold during the Second Period shall be [*] (and TiVo portion shall be [*] ) as set forth in Exhibit B – Schedule 3 attached hereto; provided, that DIRECTV continues to make Reno Buy-Down Amount payments of a minimum of [*] per Reno Receiver sold to end users, consistent with DIRECTV’s current practices regarding retailer chargebacks. DIRECTV shall continue to account for and remit TiVo’s [*] portion of the Revenue Share in accordance with the administrative procedures set forth in the (i) Original Marketing Agreement, and

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(ii) the Buy Down Letter Agreement; provided, however, that in the event TiVo fails the “Liquidity Test” (as defined in Exhibit F), then beginning on the date of such failure and continuing thereafter, TiVo’s [*] portion of the Revenue Share from all Reno Receivers sold during the Second Period that activate the “TiVo Lifetime Service Subscription” shall be [*] to a [*] (the “[*]”) to [*] for any TiVo Subsidy Payments (defined in Section 3.3 of the Agreement as of the Effective Date) that are incurred subsequent to [*]. In the event the Manufacturing Release for the Provo Receiver (with Version [*] Software) does not occur on or prior to [*] (as such date may be adjusted pursuant to Section 2.1(a) (Provo Receiver)), the foregoing arrangements shall remain in effect until such Manufacturing Release. If such Manufacturing Release occurs on or prior to [*] (as such date may be adjusted pursuant to Section 2.1(a)), then commensurate with such Manufacturing Release, DIRECTV shall [*] (including [*]). If such Manufacturing Release occurs after [*] (as such date may be adjusted pursuant to Section 2.1(a)), DIRECTV shall [*] (including [*]) remaining in the [*] to TiVo at the conclusion of any necessary accounting, invoice and reconciliation period which the Parties anticipate may take up to (but shall not exceed) six (6) months following such Manufacturing Release.

3.3 TE Solution Development Fees. In consideration of TiVo’s development of the TE Solution and any other TiVo Technology under Sections 2.10 or 2.11, TiVo will invoice DIRECTV, and DIRECTV shall pay to TiVo within [*] of such invoice, development fees (“TE Development Fees”) in the aggregate amounts, and according to the payment schedules, set forth in the TE Solution Statement of Work and any PCR related to the TE Solution executed by the Parties; provided, however, that any TE Development Fees payable by DIRECTV to TiVo as of a particular date will be offset by any available Development Credit (as set forth in Section 3.14) as of such date, TiVo’s invoice will show the available Development Credit, and DIRECTV shall remit a payment statement to TiVo within [*] of the date of invoice showing the amount of Development Credit applied to such invoice and the remaining amount of TE Development Fees due, if any, and will concurrently pay any such remaining amount.

3.4 DVR/PVR Service Fees. In consideration of all services, deliverables, rights, obligations, licenses and covenants provided by each party to the other party under this Agreement, including, without limitation, all trademark, brand and user experience use rights granted by TiVo herein, DIRECTV shall pay TiVo the DVR/PVR Service Fees per DVR/PVR Service Subscriber for all Combination Receivers in accordance with the fee payment arrangements set forth in Exhibit B – Schedule 3 attached hereto. Except as otherwise provided for herein, DIRECTV’s obligation to pay the applicable DVR/PVR Service Fee payments shall terminate upon the expiration or termination of this Agreement (except with respect to amounts earned and accrued, but not yet paid, as of such date for receivers then activated).

(a) Within thirty (30) days following the end of each calendar month, and within thirty (30) days after termination of this Agreement for any reason, DIRECTV shall submit to TiVo a reconciliation report detailing, for the report period: (i) the number of DVR/PVR Service Subscribers using one or more DIRECTV TE Receivers; (ii) the number of DVR/PVR Service Subscribers using one or more Legacy Combination Receivers but not using a DIRECTV TE Receiver; (iii) the aggregate TE Development Cost Recovery deduction, if applicable, pursuant to Section 3.15; (iv) the aggregate amount of DVR/PVR Service Fees suspended under Sections 2.3(f) or 2.11(c)(i) with a reference to the applicable approved PCR initiated by DIRECTV and the aggregate amount of DVR/PVR Service Fees released from any such suspension to the extent required under Sections 2.3(f) or 2.11(c)(i), as applicable; (v) the aggregate amount to be remitted to TiVo; and (vi) such other information as may be reasonably requested by TiVo to verify the amount remitted by DIRECTV or owed by TiVo. Within forty-five (45) days after the end of each calendar month, DIRECTV shall remit to TiVo all amounts due to TiVo for such month

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except to the extent provided for in (i) Section 3.15 with respect to the aggregate TE Development Cost Recovery deduction, if applicable, and (ii) Sections 2.3(f) and 2.11(c)(i) with respect to suspending payments due to TiVo’s failure to deliver changes or deliverables provided for in an approved PCR initiated by DIRECTV within the PCR Timeframe.

(b) The DVR/PVR Service Fee set forth in Schedule 3 of Exhibit B shall be payable by DIRECTV per DVR/PVR Service Subscriber account, regardless of the total number of receivers associated with such subscriber account or the mix of Combination Receivers used by such subscriber account.

(c) For DVR/PVR Service Subscriber accounts with a Reno Receiver who paid a Lifetime TiVo Service Subscription prior to the Manufacturing Release of the Provo Receiver (with Version [*] Software) (regardless of whether TiVo contributed to the Buy Down Amount), no additional payments of DVR/PVR Subscriber Fees shall be required from DIRECTV to TiVo unless and until such DVR/PVR Service Subscriber uses a DIRECTV TE Receiver. For purposes of clarification, DIRECTV may charge recurring service fees to DVR/PVR Service Subscriber accounts with a Reno Receiver who paid a Lifetime TiVo Service Subscription when such DVR/PVR Service Subscriber activates and uses a DIRECTV TE Receiver, and the receipt or non-receipt of such fees by DIRECTV will have no effect on DIRECTV’s payment obligations to TiVo hereunder.

(d) Notwithstanding anything in this Section 3.4 to the contrary, DIRECTV shall pay to TiVo the minimum aggregate DVR/PVR Service Fees payable for each calendar month of this Agreement as set forth on Exhibit B – Schedule 3, which shall be payable by DIRECTV to TiVo each month as provided for herein except to the extent provided for in (i) Section 3.15 with respect to the aggregate TE Development Cost Recovery deduction, if applicable, (ii) Sections 2.3(f) and 2.11(c)(i) with respect to [*] provided for in an approved PCR initiated by DIRECTV within the [*], and (iii) Section 3.16(b) in the case of an [*] or [*] that [*].

3.5 Provo Receiver Buy Down. TiVo shall have no “buy-down” or subsidy payment obligations for the Provo Receivers, Two-Chip Receivers or any subsequent receivers.

3.6 Technology Development Payments. In consideration of TiVo’s development of the Provo Receivers, the Version [*] Software, and the Version [*] Software, DIRECTV shall pay to TiVo a technology development fee in the aggregate amount of [*] (the “Technology Development Fee”), of which [*] shall be payable within [*] of the Effective Date and the remainder shall be payable in accordance with the Development Schedule attached hereto as Exhibit A and such additional development schedules as mutually agreed upon by the parties, which together shall include the remaining milestone payment amounts, the milestone payment dates and the milestone deliverables; provided, however, [*] of the Technology Development Fee shall be payable upon the [*], with such payment credited against upcoming TiVo milestone payments for Version [*] Software as such milestone deliverables and dates are met. If DIRECTV elects to exercise its option for a Two-Chip Receiver set forth in Section 2.5 (Two-Chip Option), DIRECTV shall pay to TiVo an additional technology development fee in the amount of [*] (the “Additional Development Fee”), of which [*] shall be payable within [*] of the date of DIRECTV’s written two-chip option exercise notice and the remainder shall be payable in accordance with the milestone payments specified in a Two-Chip Receiver development schedule to be mutually agreed to by the parties. In addition, if DIRECTV elects to exercise its option for Phase II of the Version 4.1 Software as set forth in Section 3.2 of the Fifth Amendment, the Technology Development Fee shall be increased by an additional amount of [*], payable in accordance

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with the milestone payments with respect thereto specified in the Version [*] Software development schedule mutually agreed to by the parties. DIRECTV agrees that the Technology Development Fee, Additional Development Fee (if applicable) and Phase II Development Fee (if applicable) shall be paid without offset or deduction against any amounts owing by TiVo pursuant to this Agreement.

3.7 Incremental Interface Costs. TiVo will assess the Interface Specifications and, within [*] of DIRECTV finalizing the Interface Specifications pursuant to Section 2.3(a), will provide to DIRECTV a reasonable and good faith estimate of any Development Schedule modifications or any costs incremental to the Technology Development Fee (collectively, the “Incremental Interface Costs”) related to compliance with such Interface Specifications. The Incremental Interface Costs will provide a cost quote which includes a detailed estimate of the incremental “man-hours” associated with each component of Interface Specifications, with such man-hours to be calculated at a labor rate of [*] per hour. The Incremental Interface Costs will be paid in accordance with milestones to be agreed upon by the parties. If no such agreement on the Incremental Interface Costs is reached by the Manufacturing Release of the Provo Receiver, DIRECTV shall have the right, immediately upon written notice to TiVo, to terminate any remaining development obligations of TiVo regarding the Version 4.1 Software pursuant to this Agreement; provided that DIRECTV shall pay to TiVo all milestone payments for milestone deliverables provided by TiVo prior to the date of such written notice.

3.8 Technology Development [*]. Beginning from the time the Provo Receiver (with Version [*] Software) enters alpha testing (as described in the Development Schedule) and continuing until the earlier of (i) [*] after Manufacturing Release of the Provo Receiver (with Version [*] Software), or (ii) the [*] resulting in the sale, merger, or acquisition of all or substantially all of [*], if [*] enters into an agreement with [*] to provide such entity with [*] related to a [*],[*] shall pay to [*] a [*] paid by [*] to [*]. Such [*] shall be [*] to [*] in [*] over a [*] commencing on the date [*] makes [*] commercially available to consumers. Notwithstanding any of the foregoing, [*] shall have no obligation to pay [*] any [*] if [*] are restricted to [*] the “TiVo Application” (as defined in Exhibit G) [*].

3.9 Accounting and Reconciliation. For at least eighteen (18) months from the date of their creation, DIRECTV shall maintain complete, current, and accurate records of activation, billing and other accounting records arising from all amounts to be paid to TiVo hereunder. In conjunction with such accounting, DIRECTV shall provide TiVo with the necessary reconciliation or back office support regarding the number of DVR/PVR Service Subscribers with Legacy Combination Receivers and/or DIRECTV TE Receivers subject to payment to TiVo.

3.10 TiVo Audit Rights. No more than once every year during the Term and for one year thereafter, TiVo or its designee (which designee shall be subject to approval by DIRECTV and appropriate confidentiality requirements) shall have the right upon thirty (30) days’ notice and during regular business hours at DIRECTV’s regular locations for maintenance of such records, to conduct an audit of such records maintained pursuant to Section 3.9 (Accounting and Reconciliation), to verify compliance with the Agreement. If any such audit should disclose any underpayments of royalties or other fees, DIRECTV shall promptly pay to TiVo such underpaid amount, together with interest as provided for in Section 3.12. If any such audit should disclose any overpayments of royalties or other fees, DIRECTV shall have the right to offset any such amounts against future amounts payable by DIRECTV hereunder; provided that if the overpayment exceeds five percent (5%) in any calendar quarter, such offset shall be reduced by one-half of the reasonable costs and expenses incurred by TiVo in connection with such audit. The audit will be conducted at TiVo’s expense, except as otherwise provided above and unless the audit reveals that DIRECTV has underpaid TiVo by five percent (5%) or more in any calendar quarter, in which case DIRECTV will reimburse TiVo for all reasonable costs and expenses incurred by TiVo in connection with such audit.

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3.11 Dispute Resolution. Except as expressly provided herein, in the event of any dispute under this Agreement, either party may have an appropriate business/project manager communicate such dispute to the other party’s appropriate business/project manager. If any such dispute cannot be mutually resolved by such business/project managers within ten (10) business days, then such dispute shall be immediately referred to the senior management of each party for discussion and attempted resolution. Further, the parties agree to collaborate on a remedy of such a dispute as promptly as commercially reasonable or not more than ten (10) business days from the time senior management begin discussions. In the event the dispute is not resolved within such time period, the parties shall be entitled to exercise any and all legal and equitable remedies available in accordance with the terms of this Agreement, including but not limited to, binding arbitration in accordance with the terms set forth in Exhibit U (Arbitration Process).

3.12 Interest on Late Payments. Interest on late payments shall accrue at a rate of 18% per annum or the highest rate allowed by law, during such period which such amount became due until finally paid.

3.13 Commercial Accounts. The parties acknowledge that the fees and royalties under this Article III do not cover use of the Reno Receivers, Provo Receivers, and Two-Chip Receivers in commercial establishments. In the event that DIRECTV desires to use such receivers in such establishments, TiVo and DIRECTV shall negotiate in good faith on the appropriate terms, fees and/or royalties.

3.14 Development Credits. On an annual basis commencing on February 1, 2007, DIRECTV shall be entitled to a non-refundable “Development Credit” [*]. The [*] shall be [*] if, in the prior year: (a) [*], and (b) [*] as authorized herein. The Development Credit will be applied against amounts invoiced by TiVo and payable by DIRECTV pursuant to the TE Solution Statement of Work or any accepted PCR under this Agreement; provided, however, any portion of the Development Credit to which DIRECTV is entitled as of February 1 of a given year must be applied to outstanding invoices that are due and payable on or before January 31 of the subsequent year and any portion of such Development Credit not so applied shall be forfeited. If any invoice is due and payable for services under the TE Solution Statement of Work (up to the amount of the [*] provided for in the TE Solution Statement of Work) or any accepted PCR (solely to the extent that DIRECTV expressly agreed to pay for fees in excess of the available Development Credit in such accepted PCR) in excess of the Development Credit available, DIRECTV shall pay TiVo such excess amount. Notwithstanding anything to the contrary in the foregoing, if TiVo agrees to fund development costs under any accepted PCR initiated by TiVo under this Agreement, TiVo may apply up to [*] of the Development Credit to which DIRECTV is entitled as of February 1 of a given year toward such development costs upon achieving the milestones set forth in such accepted PCR to the extent that the Development Credits are still available (and have not been used by DIRECTV) as of the date(s) TiVo achieves such milestones.

3.15 TE Development Cost Recovery. The amount, if any, of TE Development Fees actually paid by DIRECTV to TiVo under the TE Solution Statement of Work (not including reimbursements for travel and equipment provided by TiVo to DIRECTV that is to be owned by DIRECTV) in excess of any Development Credit under Section 3.14 is referred to herein as the “Excess TE Development Payments.” Beginning with [*], DIRECTV will be entitled to [*] for [*] with a [*] up to a cumulative

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reduction in [*] equal to [*] of the Excess TE Development Payments (the “TE Development Cost Recovery”). For clarification, until such time as DIRECTV has recovered [*] of the Excess TE Development Payments, DIRECTV shall be entitled to [*].

3.16 MFN Provision.

(a) Scope. DIRECTV may [*] according to Section 3.16(b) below if TiVo grants, whether by way of business negotiations or in settlement of litigation, any other multichannel video programming distributor a license or right after the Restatement Effective Date to distribute a Comparable Solution within the United States (an “Alternate Distribution Agreement”), with [*] (measured [*] that are [*]; provided, however, that the foregoing will not apply to any [*] to any third party (other than [*]) in connection with the settlement of any [*] claim, action, dispute or litigation brought or threatened in writing by a third party against TiVo that, if proved, would [*]. For clarification, an Alternate Distribution Agreement shall mean (i) any such grant regardless of whether it would trigger DIRECTV’s option to elect an MFN Amendment as provided for herein; and (ii) any post-Restatement Effective Date renewal of a grant to any other multichannel video programming distributor of a license or right made prior to the Restatement Effective Date to distribute a Comparable Solution within the United States, where TiVo is not required by the terms of such agreement to renew such grant (for clarification, TiVo is not required to renew such grant where an agreement provides for the automatic renewal of the term but gives TiVo the right to elect not to renew such term). In addition, if TiVo grants [*] that is not a Comparable Solution within the United States (an “Alternate License Agreement”), with [*] that are [*] (without regard to [*] then the [*] and [*] according to Section 3.16(b) below; provided, however, notwithstanding the foregoing and subject to DIRECTV’s compliance with the terms and conditions of Section 2.10 of this Agreement for the 60 days following the Restatement Effective Date, if TiVo enters into any such Alternate License Agreement with [*] within [*] of the Restatement Effective Date with [*] that are [*], then TiVo shall elect, in its sole discretion, either (i) [*] or (ii) [*]. If DIRECTV provides TiVo a [*], then [*]. For clarification, an Alternate License Agreement shall mean any such grant regardless of whether it would [*] as provided for herein.

(b) Adjustment. Within [*] of the effective date of any Alternate Distribution Agreement, TiVo shall prepare and provide to DIRECTV either (i) a summary of the Key Terms [*] of such Alternate Distribution Agreement and a statement that DIRECTV may elect [*] (as defined below); or (ii) a statement that such Alternate Distribution Agreement does not trigger an option to elect an [*] and the basis for such determination (each a “[*]”). If an Alternate Distribution Agreement provides [*] that are more favorable to such other multichannel video programming distributor (the “Alternate Party”) than the [*] in this Agreement, then, solely for the period such more favorable terms are provided to such Alternate Party, at DIRECTV’s election (which must be provided to TiVo within [*] of receiving the summary of Key Terms provided by TiVo), the relevant terms and conditions of this Agreement [*] such Alternate Distribution Agreement, with the necessary [*] such Alternate Distribution Agreement (such amendment, an “[*]”[*] into this Agreement would be impractical or cause either party to breach a contractual obligation to a third party, then the parties will negotiate in good faith a substitute provision for such Key Term [*] and the time for DIRECTV to elect an [*] shall be extended by the number of days required for the parties to negotiate such substitute provision or condition. Within [*] of the effective date of any Alternate License Agreement with [*] (other than any Alternate License Agreement with [*] entered into within [*] of the Restatement Effective Date), TiVo shall prepare and provide to DIRECTV either (i) a summary of the [*] set forth in such Alternate License Agreement and a statement that DIRECTV [*]; or (ii) a statement that such Alternate License Agreement does not [*] and the basis for such determination (each a “Alternate License Notice”). Solely for the period of an Alternate License

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Agreement, if such Alternate License Agreement provides [*] to TiVo for any [*] that are [*], then the [*] (each such amendment, a “[*]”); provided, however, that there will be no [*] for periods prior to [*] regardless of the effective date of such Alternate License Agreement (the [*] for an Alternate License Agreement with an effective date prior to [*] shall be made starting on [*]). For purposes of the foregoing calculation, (i) [*] shall be used to reduce the [*] otherwise payable by DIRECTV (without regard to any [*] under Sections 2.3(f) or 2.11(c)(i)) and [*] shall be used to [*] applicable to such [*] as set forth in Exhibit Q, (ii) if [*] under an Alternate License Agreement are not [*], then the [*] and (iii) if an Alternate License Agreement provides [*] under an Alternate License Agreement [*] of such Alternate License Agreement, then, beginning with the [*] of the Alternate License Agreement, the parties will determine the [*] for each year of the Alternate License Agreement based on the actual [*] to the prior year of the Alternate License Agreement and, promptly following determination of the [*] to the [*] of such Alternate License Agreement, the parties will review whether a [*] would have resulted in [*] DIRECTV during such year and, if so, DIRECTV will [*] but not [*], until the [*]. Notwithstanding the foregoing sentence, if it is reasonably ascertainable [*] of such Alternate License Agreement that the [*] under such Alternate License Agreement during the [*] of the Alternate License Agreement will [*] the Annual Minimum for such [*] and only the extent of the difference is not reasonably ascertainable during this period, then (i) a [*] and (ii) the parties shall [*] following determination of the [*] to the [*] of such Alternate License Agreement by providing DIRECTV the [*] as described above or otherwise by [*]. For purposes of clarification, (x) DIRECTV’s [*] even if the [*] under the Alternate License Agreement are [*]; and (y) the [*] will not in any way affect either party’s rights or obligations under this Agreement in connection with the DIRECTV TE Receiver(s) except as provided in this Section 3.16.

(c) Dispute. If at any point in the [*] set forth in this Section 3.16, there is a dispute as to whether an option for DIRECTV to elect an [*] has been triggered or the determination of the Key Terms [*] for any such [*] or whether a [*] has been triggered, (i) DIRECTV may elect to have its independent auditor review the Alternate Distribution Agreement or Alternate License Agreement, as applicable, subject to reasonable confidentiality obligations, and the parties will negotiate in good faith the triggering of the option for DIRECTV to elect an [*] and/or any necessary adjustments and/or a [*] (and TiVo will be responsible for the cost of any such audit if an [*] or [*] was triggered (where the [*] states that an [*] was not triggered) and/or a material adjustment is mutually agreed) and (ii) if TiVo has relied upon the proviso in subsection 3.16(a) above, DIRECTV may [*] have an independent evaluator [*], subject to reasonable confidentiality obligations, and the parties will negotiate in good faith the triggering of the option for DIRECTV to elect an [*] and/or any necessary adjustments (and TiVo will be responsible for the cost of any such independent evaluation if an [*] was triggered (where the [*] states that an [*] was not triggered) and/or a material adjustment is mutually agreed). Following such procedure, if the issue is not resolved, the parties shall resolve such issue pursuant to Section 3.11, provided, however, that any matter submitted to binding arbitration must be submitted solely for a determination of (v) whether an option to elect an [*] has been triggered; (w) if an option to elect an [*] has been triggered, a determination with regard to the Key Terms [*], (x) whether a [*] has been triggered, (y) if a [*] has been triggered, the [*], and (z) appropriate damages or other relief including, but not limited to, equitable relief for TiVo’s failure to comply with this Section 3.16. All [*], all [*], the provisions of the Alternate Distribution Agreements and Alternate License Agreements, and any information relating to the foregoing shall be deemed the Confidential Information of TiVo and shall be subject to the provisions of Article X of this Agreement.

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ARTICLE IV.

OTHER RELATIONSHIPS

4.1 DVR/PVR Service Pricing and Customer Relationship. Following the Effective Date, TiVo shall [*] the price of the TiVo Services to any current or future DIRECTV-TiVo combination receiver end users, from those [*] in effect as of [*]. Following the Manufacturing Release of the Provo Receiver (with Version [*] Software), DIRECTV in its sole discretion shall determine the pricing and packaging of all services available (including any component of DVR/PVR Functionality) on all Provo Receivers. Then, following the download of Version [*] Software to the existing Reno Receivers, the parties shall transition current TiVo Service subscribers to DIRECTV in accordance with the terms and conditions of the TiVo Service Agreement and Privacy Policy attached hereto as Exhibit O (the “TiVo Service Agreement” and the “Privacy Policy” respectively) effective as of a mutually agreed upon date (the “Transition Date”). Until the Transition Date, TiVo will not change the Service Agreement or the Privacy Policy without DIRECTV’s approval which will not be unreasonably withheld. After the Transition Date, DIRECTV in its sole discretion shall determine the pricing and packaging of all services available (including any component of DVR/PVR Functionality) on, and the right to control and operate, all Combination Receivers. In addition, after the Transition Date, all customers of the DIRECTV Service with access to DVR/PVR Functionality delivered by a Reno Receiver and/or Provo Receiver and/or Two-Chip Receiver will be accounted for and billed by DIRECTV, and subject to Section 4.2 below, DIRECTV shall provide customer service to such customers, including service activation (excluding for those Reno Receivers that have not received the software upgrade(s)), customer account inquiries, and basic technical/troubleshooting support. Notwithstanding any of the foregoing, current subscribers accessing the TiVo Service on a Reno Receiver shall be provided a minimum of thirty (30) days’ advance notice of the end of the TiVo Service subscriber agreement and beginning of the applicable DIRECTV agreement, in accordance with the terms and conditions of the TiVo Service Agreement and Privacy Policy. DIRECTV and TiVo shall cooperate to transition subscribers accessing the TiVo Service on a Reno Receiver to DIRECTV including, without limitation, in subscriber communications regarding the transition of all such subscriber agreements to DIRECTV. Following the Transition Date, DIRECTV shall assume sole responsibility for administering the applicable subscriber agreements. For all such subscribers who have “TiVo Lifetime Service Subscriptions”, DIRECTV shall continue to honor such agreements. Notwithstanding the foregoing, its agreed and understood that DIRECTV may, in its discretion, change the terms of such “TiVo Lifetime Service Subscriptions” for Reno Receiver customers such that the “lifetime” applies on an account, rather than a receiver basis, and to the extent any claim arises from such change by DIRECTV in the terms of the TiVo Lifetime Subscriptions for Reno Receiver customers, DIRECTV shall indemnify and hold TiVo harmless from such claim in accordance with the terms and conditions of Article VII. Further, following the Manufacturing Release of Version [*] Software, to the extent that any claim arises from such agreements for liabilities incurred after the assignment thereof, DIRECTV shall indemnify and hold TiVo harmless from such claim in accordance with the terms and conditions in Article VII. DIRECTV may, in its sole discretion, [*]. DIRECTV may also [*] for a DIRECTV TE Receiver than the [*] for a non-TiVo DIRECTV DVR [*], subject to the terms and conditions of Section 4.17.

4.2 TiVo Customer Support.

(a) Until [*], TiVo shall continue to provide reasonable customer support solely of customer calls regarding technical problems that could not be addressed by DIRECTV and are, therefore, escalated to TiVo by DIRECTV. Such support shall be in the form of technical/troubleshooting support and technical questions related to the DVR/PVR Functionality. The

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parties will agree as to the process by which TiVo will have access to customer information necessary for TiVo to perform its obligations under this Section 4.2(a). DIRECTV shall provide training for its customer service representatives in an amount to be proposed by DIRECTV and approved by TiVo (which approval shall not be unreasonably withheld), and TiVo shall provide reasonable assistance for such training. The parties shall meet on a monthly basis to review i) the number of service calls escalated from DIRECTV to TiVo during the given 1-month review period, and ii) the percentage of such escalated calls answered by TiVo within [*] minutes. If (a) the total call volume escalated from DIRECTV to TiVo exceeds (1) [*] calls per the total number of DVR/PVR Service Subscribers per month during the period from [*] to [*] following download of Version [*] Software to Reno Receivers (“Reno [*] Upgrade Date”) or (2) [*] calls per the total number of DVR/PVR Service Subscribers per month during the period from the Reno [*] Upgrade Date to the date of the Manufacturing Release of the Version [*] Software, and/or (b) the percentage of such escalated calls answered by TiVo within [*] minutes drops [*], then either party shall be entitled to provide notice to the other for the parties to undertake the “Support Resolution Process.” The Support Resolution Process shall entail a meeting or conference call, within 10 business days of notice, by representatives of each party, for the purpose of reviewing the reasons for such call volume or response times and possible solutions. After such initial meeting, the parties shall continue to work together in good faith with the goal of devising and implementing such commercially reasonable steps as are necessary to return to an acceptable call volume for service calls escalated to TiVo.

(b) After Manufacturing Release of the Version [*] Software, TiVo shall have no obligation to provide any customer support whether to customers or to DIRECTV. Notwithstanding the foregoing:

(i) for the period beginning [*] and ending [*] after the start of downloads of the Version [*] Software to Provo Receivers, Reno Receivers and (if applicable) Two Chip Receivers, TiVo shall provide customer support with respect to any customer inquiry regarding such customer’s privacy status and any changes with respect thereto;

(ii) [*] prior to the download of the Version [*] Software to the TiVo Stand Alone Receivers, TiVo shall provide DIRECTV with information reasonably sufficient to give DIRECTV customer support agents a basic understanding of the Version [*] Software functionality in order for such agents to respond to inquiries regarding the differences between the Version [*] Software in TiVo Stand Alone Receivers and the upcoming Version [*] Software functionality in Provo Receivers and Reno Receivers;

(iii) [*] prior to the start of downloads of the Version [*] Software to Provo Receivers and Reno Receivers, TiVo shall provide to DIRECTV

(1) troubleshooting scripts for [*] to address potential questions and problems,

(2) [*] session with reasonably adequate support scripts [*], and

(3) those self-help materials related to [*] TiVo has prepared for the Stand Alone Receiver customers for placement on the DIRECTV website [*];

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(iv) for a period of [*] after the initial download of the Version [*] Software to Provo Receivers and (if applicable) Two Chip Receivers, TiVo shall make available at least one designated customer service supervisor during the TiVo call center operating hours such that a DIRECTV call center supervisor can call the designated TiVo call center supervisor(s) for assistance in resolving customer issues with the Network Setup functionality. The Parties agree that the backup technical support described above shall not include agent-to-agent communications or customer phone calls transferred from DIRECTV call centers to the TiVo call center; and

(v) in the event of a breach of the covenant in Section 3.1 of the Second Amendment to this Agreement, TiVo shall be obligated to provide such customer support as required to support the TiVo Service Data Type(s) giving rise to the breach until [*] after DIRECTV accepts the modified Version [*] Software.

4.3 Transition of Annual Subscriptions. The parties acknowledge and agree that those subscribers who have paid an annual TiVo service subscription fee (“Annual Service Fee”) shall be transitioned to a monthly service fee. The parties will work together to effect such a transition. To the extent any claim arises from such change by DIRECTV in the terms of the Annual Service Fee, DIRECTV shall indemnify and hold TiVo harmless from such claim in accordance with the terms and conditions of Article VII. DIRECTV shall be responsible for all transition-related communications with the relevant subscribers with Annual Service Fee. DIRECTV shall [*] the [*] for the [*]. [*] shall provide [*] with a [*] of [*] of such [*] and [*] shall be included in the monthly reconciliation of accounts between the parties. For purposes of example, if a certain [*] for the [*] and is [*] would [*] such [*] ([*]) and [*] would [*] with [*].

4.4 Customer Data Usage. In connection with the transition of TiVo Service subscribers to DIRECTV pursuant to Section 4.1, TiVo shall provide to DIRECTV such customer data related to such TiVo Service subscribers as is needed by DIRECTV to support and answer customer questions and otherwise provide service regarding such subscriber accounts. Following the Transition Date, DIRECTV shall have sole ownership and control of all future customer data received, derived or otherwise collected from any Combination Receiver. Except as set forth in the Services Agreement (as defined below), DIRECTV shall have the sole discretion and control over which type of customer data (if any) is collected from any Combination Receiver. Except as otherwise permitted in the Services Agreement, TiVo shall not be entitled to extract, receive, derive or otherwise collect any data from the Reno, Provo or Two-Chip Receiver without the express written consent of DIRECTV and any customer data shall be deemed the confidential information of DIRECTV and subject to DIRECTV’s privacy policies. TiVo shall not be entitled to extract, receive, derive or otherwise collect any data directly from any DIRECTV TE Receiver without the express written consent of DIRECTV unless otherwise set forth in the Services Agreement and any such data shall be deemed the confidential information of DIRECTV and subject to DIRECTV’s privacy policy set forth on Exhibit S. To the extent permitted by law and by DIRECTV’s privacy policy and subscriber agreements as amended from time to time (provided that DIRECTV shall not amend its privacy policy or subscriber agreements in a discriminatory manner (i.e. any such amendment shall apply equally to DIRECTV subscribers with Combination Receivers and DIRECTV subscribers with DIRECTV’s non-TiVo DVRs)), DIRECTV shall provide TiVo with data from DIRECTV TE Receivers pursuant to the terms of the Services Agreement and any such data shall be deemed the confidential information of DIRECTV and subject to the terms of the Services Agreement.

4.5 Services Agreement. Except as provided for herein or otherwise allowed by the Services Agreement entered into by the parties as of the Effective Date (as restated and amended from time to time) (the “Services Agreement”), TiVo shall require the written consent of DIRECTV to distribute any content or other data to any Combination Receiver.

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4.6 Technology License. At any time between the Effective Date and the Seventh Amendment Effective Date, DIRECTV may, at its option, elect to enter into a technology license agreement with TiVo in the form attached hereto as Exhibit J (the “Technology License Agreement”) by providing TiVo with written notice of DIRECTV’s election to exercise such option. Upon such notice, the parties shall execute the Technology License Agreement and DIRECTV shall pay to TiVo the applicable license fee set forth in Section 6.1 of the Technology License Agreement.

4.7 Provo Receiver Manufacturing. DIRECTV shall have the sole discretion to select the authorized manufacturer(s) of the Provo Receiver and Two-Chip Receiver and shall determine the terms and conditions for such manufacture of the Provo Receiver and Two-Chip Receiver. TiVo shall provide reasonable assistance to DIRECTV’s manufacturers of the Provo Receivers as further described in, and in accordance with the fee schedule set forth in, Exhibit D (TiVo Manufacturing Assistance).

4.8 Manufacturing and Distribution License.

(a) Subject to the terms and conditions of this Agreement, TiVo grants to DIRECTV, under all of TiVo’s present and future rights in the TiVo Technology, a non-transferable (except as set forth in Section 12.4), non-exclusive license to: (i) make and have made the DIRECTV TE Receivers (with TiVo Software and any other software components of the TE Solution (collectively, “TiVo Proprietary Software”) solely in object code form); (ii) make and have made improvements to the Provo Receivers, Two-Chip Receivers and DIRECTV TE Receivers (herein, a “Receiver Improvement”), but not the TiVo Proprietary Software; (iii) use, maintain, display, and perform Combination Receivers in the Territory; (iv) distribute (e.g., offer to sell, sell, offer to lease, lease or otherwise transfer) and import DIRECTV TE Receivers in the United States; (v) distribute the TiVo Proprietary Software (solely in object code form) with DIRECTV TE Receivers and download the TiVo Proprietary Software to previously distributed Combination Receivers, and use and perform the diagnostic components of the TiVo Proprietary Software (solely in object code form) solely for purposes of testing individual DIRECTV TE Receivers during the assembly of such DIRECTV TE Receivers; (vi) sublicense to DIRECTV Service subscribers who have access to the DVR/PVR Service Functionality the right to use, display and perform the TiVo Technology as incorporated in (or downloaded to) Combination Receivers pursuant to a license agreement containing terms no less restrictive than set forth in Exhibit K (it being understood that in no event shall DIRECTV be deemed to be in violation of the grant contained in this Section 4.8 if despite its providing the end user license agreement to end users and using commercially reasonable efforts to enforce the terms thereof, users are found to be in violation of such end user license agreement); and (vii) distribute the DIRECTV TE Receiver manufacturing packages including any Receiver Improvements and TiVo Proprietary Software (solely in object code form) to manufacturers of any DIRECTV TE Receiver and sublicense to such manufacturers the rights set forth in (i), (ii), (iii), (iv), (v) or (vi) above, pursuant to a manufacturing sublicense agreement containing the minimum terms and conditions set forth in Exhibit L.

(b) DIRECTV acknowledges and agrees that the TiVo Technology, Provo Receiver, Two-Chip Receiver, DIRECTV TE Receiver and the TiVo Proprietary Software contain valuable trade secrets of TiVo, and DIRECTV shall not, and shall not provide permission to any third party, to: (a) translate, reverse engineer, decompile, disassemble, or attempt to derive the source code of any TiVo Proprietary Software; (b) except as otherwise expressly provided for herein and subject to Section 2.6, modify or create any improvements to the TiVo Proprietary Software, provided that DIRECTV may modify the look and feel generated by the TiVo Proprietary Software to the extent such look and feel is modifiable without modification of the source code; (c) sublicense, rent, lease, loan, timeshare, sell,

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distribute, assign or transfer any rights in, grant a security interest in, or transfer possession of any TiVo Technology or TiVo Proprietary Software, except as otherwise expressly provided for herein; or (d) obfuscate, alter or remove any of TiVo’s copyright or other proprietary rights notices or legends appearing on or in the Combination Receiver manufacturing packages or documentation, or TiVo Proprietary Software, and all such markings shall be included on or in all copies of any portion of the Combination Receiver manufacturing packages or documentation and TiVo Proprietary Software made by or for DIRECTV. TiVo agrees that inclusion by DIRECTV of any requested patent or other intellectual property marking pursuant to the foregoing shall not constitute, and will not be asserted by TiVo to be, any form of admission or estoppel (express or implied) that the subject products and/or services are covered by any listed patents or intellectual property.

(c) Subject to the terms and conditions of this Agreement, including but not limited to the trademark and logo requirements, guidelines and policies set forth in Exhibit T (Trademark Usage Requirements), and in partial consideration of the amounts to be paid to TiVo hereunder, TiVo grants DIRECTV a non-exclusive license to use (i) TiVo’s trademarks and logos set forth on Exhibit V (TiVo Trademarks and Logos), and (ii) other proprietary rights (including, but not limited to, trade dress and applicable TiVo copyrights) related to the TiVo Service, user interface and remote control solely to the extent required in connection with the marketing, sale and deployment of any DIRECTV TE Receiver as permitted hereunder. TiVo may update Exhibits T and V from time to time upon 45 days’ written notice to DIRECTV, it being understood, however, that DIRECTV shall be provided a reasonable period of time to clear out existing inventory (including any applicable packaging) and to switch out marketing materials to reflect such updates, and in no event shall DIRECTV be obligated to recall any packaging or DIRECTV TE Receivers that complied with the Trademark Usage Requirements in effect at the time of manufacture. In addition, DIRECTV (x) acknowledges that any use of TiVo’s trademarks and logos as permitted and licensed hereunder or under the Original Marketing Agreement will inure to TiVo’s benefit; (y) shall comply with TiVo’s trademark usage requirements, guidelines and policies set forth at http://www.tivo.com/abouttivo/resourcecenter/ in connection with any use of TiVo’s trademarks or logos in connection with DIRECTV’s rights and obligations hereunder (as modified by TiVo in its reasonable discretion for Combination Receivers); and (z) shall not in any event use any such TiVo trademarks or logos to promote, market or sell any non-TiVo DIRECTV DVR or any other non-TiVo product or service.

(d) DIRECTV acknowledges that the Combination Receivers, TiVo Technology and the TiVo Proprietary Software may incorporate, reference or require the use of certain DIRECTV Technology and certain Third Party Technology and that licenses granted pursuant to this Section 4.8 specifically exclude any license rights in or to such DIRECTV Technology or Third Party Technology. DIRECTV acknowledges that TiVo shall not be responsible for obtaining any license rights in the DIRECTV Technology or Third Party Technology. TiVo will notify DIRECTV of any proposed revisions to Exhibit C (Third Party Technology), which revisions shall require DIRECTV’s consent (which consent shall not be unreasonably withheld or delayed, it being understood that [*] shall not be [*]. In addition, notwithstanding anything to the contrary in this Agreement, TiVo may condition its performance of DIRECTV initiated PCRs on revisions to Exhibit C (Third Party Technology) if and to the extent that any software, components, parts, proprietary information, intellectual property, subassemblies or other technology owned or controlled by a party other than TiVo (or its affiliates) are required to implement a DIRECTV-requested feature and there are no alternate implementations preferable to DIRECTV.

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(e) Other than the license rights granted in Sections 4.8(a) and (c), no other license, right, or interest is granted to DIRECTV by implication, estoppel, or otherwise, for any other purpose and TiVo retains all worldwide intellectual property rights in and to the TiVo Technology and the TiVo Proprietary Software.

4.9 Infomercial. If the Provo Receiver is commercially available (i.e., generally available for purchase by end users via retail stores) by [*], DIRECTV will, at its own cost, produce an infomercial regarding the Provo Receiver and associated services which will air on the DIRECTV satellite television service, on a continuous 24x7 basis for a period of [*] between [*] and [*]. DIRECTV will own and retain all right, title and interest in such infomercial (with the exception of such TiVo trademark rights as granted by TiVo in connection therewith).

4.10 Hard Drive Qualification Package License. During the Term of this Agreement, TiVo agrees to [*] to use the TiVo hard drive qualification package (the “Hard Drive Qualification Package,” as further described below) that will allow [*] to qualify hard drives per TiVo’s qualification criteria solely for the purposes of qualifying hard drives for the Provo Receivers for [*], it being understood that [*] the Hard Drive Qualification Package will be [*] such Hard Drive Qualification Package in connection with Reno Receivers as well, if applicable (but TiVo makes no representation as to such applicability). The Hard Drive Qualification Package will be comprised of the software tools and documentation sufficient to assess hard disk drive performance versus TiVo’s design requirements for the Provo Reference Design. Such tools and documentation shall be sufficient [*], to perform [*] when TiVo tests hard drive performance.

4.11 [*]. DIRECTV shall purchase the rights to the Allocated Use (as defined below) by DIRECTV’s designated manufacturer of the “[*]” (defined as the [*]. The “Allocated Cost” shall be [*]. TiVo hereby confirms and represents that the Allocated Cost equals no more than [*] of TiVo’s out-of-pocket costs to obtain the [*], as set forth in supporting documentation provided to DIRECTV. The Allocated Cost shall be paid to TiVo upon the Fifth Amendment Effective Date. “Allocated Use” shall mean access to and use of *] of both the [*] capacity of the [*], as well as the total capacity of each [*], but in any event, no less than use for [*].

In addition, TiVo shall, upon request by DIRECTV and [*], make available to DIRECTV’s designated manufacturer, access to and use of the top [*] from TiVo’s [*], for up to 20,000 units per [*], during the [*] from the start of [*] by such manufacturer. TiVo shall manage the [*] and the [*], and in such capacity shall work with the [*] in the [*] and the [*] to [*], including, without limitation, [*] as necessary to fulfill the [*] requirements set forth in this Section 4.11.

The rights and obligations set forth in this Section 4.11 will expire as of the Seventh Amendment Effective Date.

4.12 Support. TiVo shall provide to DIRECTV such services and support with respect to the Legacy Combination Receivers and subscribers as are currently provided as of the Seventh Amendment Effective Date, continuing throughout the Term, so as to allow the Combination Receivers to continue to function in the manner they are functioning as of the Seventh Amendment Effective Date, including, without limitation, all DVR/PVR Functionality. Examples of such services and support include, without limitation, the actions that TiVo undertakes to set a subscriber’s privacy status when the subscriber opts out of aggregate data collection.

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4.13 Marketing of New Features in Legacy Combination Receivers. Unless otherwise agreed by the Parties, DIRECTV will promote the availability of any and all new features and enhancements that are to be developed pursuant to mutually agreed Project Change Requests for Legacy Combination Receivers under Section 2.3(f) after the Eighth Amendment Effective Date. Unless otherwise agreed by the Parties, such promotions will include the following: (a) [*] and (b) [*]. On July 31, 2007 or such other date as may be agreed to by the parties, the parties will issue a mutually agreed joint press release substantially in the form set forth in Attachment 2 to the Eighth Amendment announcing the parties’ intent to distribute a software upgrade to Legacy Combination Receivers.

4.14 Intentionally Omitted.

4.15 Publicity; Commercial TE Launch.

(a) Press Release. The parties will issue a joint press release substantially in the form set forth in Exhibit P hereto within 3 business days of the Restatement Effective Date.

(b) Messaging to Legacy Combination Receivers. Within 10 business days after the Restatement Effective Date, DIRECTV shall announce the parties’ agreement to develop the DIRECTV TE Receiver with a message that is consistent with the press release provided for in Section 4.15(a) to DVR/PVR Service Subscribers using the existing messaging capabilities of the Legacy Combination Receivers. For [*] following [*], DIRECTV shall promote the availability of such product to DVR/PVR Service Subscribers at least [*] using the messaging capabilities of the Legacy Combination Receivers. Each such message must comply with TiVo’s trademark guidelines available at www.tivo.com and the guidelines set forth in Exhibit T (Trademark Usage Guidelines). Such messaging shall [*] provided for in Section 4.16(c) [*].

(c) Commercial TE Launch; Availability. DIRECTV shall use commercially reasonable efforts to manufacture or have manufactured sufficient quantities of the DIRECTV TE Receiver to fulfill anticipated demand. DIRECTV shall use commercially reasonable efforts to have Commercial TE Launch occur [*] after DIRECTV TE Acceptance, provided that in no event shall Commercial TE Launch occur later than [*] after DIRECTV TE Acceptance, unless otherwise agreed by the parties in writing. From the date of Commercial TE Launch through the remainder of the Term, DIRECTV shall make DIRECTV TE Receivers commercially available to end users throughout the United States.

4.16 Promotion of DIRECTV TE Receiver. DIRECTV shall promote and market the DIRECTV TE Receiver (and any update or new version thereof) throughout each 12-month period following the Commercial TE Launch during the Term as set forth in this Section 4.16.

(a) Minimums. DIRECTV will commit to marketing valued at no less than the amounts set forth in Exhibit Q (Annual Minimum DIRECTV TE Receiver Marketing) in each 12-month period following Commercial TE Launch.

(b) Promotion via Television Advertising. In each 12-month period following Commercial TE Launch, DIRECTV shall run television advertising commonly known as spot cable advertising made available to DIRECTV by DIRECTV’s programmers for sale by DIRECTV on the DIRECTV satellite service (“DIRECTV Spot Advertising”) that promote the DIRECTV TE Receiver(s) in amounts no less than set forth on Exhibit Q, with valuation of such advertising determined pursuant to

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Section 4.16(d) below. Such minimum DIRECTV Spot Advertising [*]. At least [*] of the minimum DIRECTV Spot Advertising set forth in Exhibit Q shall [*] in connection therewith such that the DIRECTV TE Receiver is [*]. The remainder of the DIRECTV Spot Advertising minimum [*]. [*] of the value of all such DIRECTV Spot Advertising ([*] of the DIRECTV TE Receiver) will count toward the foregoing DIRECTV Spot Advertising minimum. A sample schedule for such television advertising is set forth in Schedule 1 to Exhibit Q and the schedule used to promote DIRECTV TE Receivers upon Commercial TE Launch (and annually thereafter) shall be prepared in a substantially similar manner as the sample schedule set forth in Schedule 1 to Exhibit Q (i.e., using a correlation between ratings or similar measurement and economics at then prevailing market rates) unless otherwise mutually agreed by the parties.

(c) Other Promotion of DIRECTV TE Receivers. In each 12-month period following Commercial TE Launch, in addition to the minimum television advertising commitment set forth in Section 4.16(b) above, DIRECTV shall run other advertising (e.g., direct mail, online, or any other form of advertising or promotion employed, sold or purchased by DIRECTV at the present time or at any time in the future) that promotes the DIRECTV TE Receiver(s) in amounts no less than set forth on Exhibit Q, with valuation of such advertising determined pursuant to Section 4.16(d) below. Such other advertising [*]. The advertising commitment in this Section 4.16(c) [*]. To the extent that such other advertising materials [*] of the value of such advertising will count toward the minimum marketing commitment under this Section 4.16(c). To the extent that such other advertising materials [*] of the value of such advertising will count toward the foregoing marketing requirement [*]. A sample schedule for such other advertising is set forth in Schedule 2 to Exhibit Q and the schedule used to promote DIRECTV TE Receiver(s) upon Commercial TE Launch (and annually thereafter) shall be prepared in a substantially similar manner as the sample schedule set forth in Schedule 2 to Exhibit Q unless otherwise mutually agreed by the parties.

(d) Valuation. The value of advertising executed by DIRECTV toward the commitments set forth in this Section 4.16 will be (i) equal to [*], or (ii) based on [*]. For clarification, Schedule 1 and Schedule 2 to Exhibit Q were prepared using the valuation method provided for herein. [*] DIRECTV Spot Advertising [*] toward such commitments.

(e) Artwork. TiVo shall provide DIRECTV with available artwork for inclusion in DIRECTV marketing materials.

(f) TiVo Branding. As a condition to the license granted in Section 4.8(c), DIRECTV shall include one or more mutually agreed TiVo trademarks or logos in any marketing or promotion of the DIRECTV TE Receiver and include a TiVo trademark or logo in the name of the DIRECTV TE Receiver (subject to TiVo’s trademark usage guidelines, policies and requirements set forth on Exhibit T, including, without limitation, the obligation to avoid creation of a composite mark).

(g) Marketing Reviews. DIRECTV will provide TiVo with [*] marketing reports in a mutually agreed format setting forth information regarding the value of the marketing provided pursuant to this Section 4.16. The parties will discuss revisions to marketing tactics on a [*] basis during the Term, provided that DIRECTV has [*] with respect to marketing tactics employed pursuant to this Section 4.16.

(h) Direct Marketing by TiVo. TiVo may, but is not required to, independently market the DIRECTV TE Receiver [*]. Upon request of TiVo, DIRECTV shall (i) provide [*] TiVo with marketing assets related to the DIRECTV TE Receiver developed by or for DIRECTV, including but not

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limited to video assets (provided that such marketing assets can be provided to TiVo (a) [*], or (b) without requiring DIRECTV to obtain third party consents or clearances), and (ii) allow TiVo to purchase up to [*] of DIRECTV Spot Advertising, [*], provided that such purchase is made directly through DIRECTV, rather than through an agency, and will be determined on a net basis. TiVo shall not have the right to modify or alter any marketing assets provided to TiVo by DIRECTV hereunder and may not include any offers in TiVo’s promotion of the DIRECTV TE Receiver that are inconsistent with the then current offers being made by DIRECTV.

(i) Modifications. Following Commercial TE Launch, if [*], and such [*], (b) [*], or (c) [*].

4.17 Nondiscrimination.

(a) Manufacturing Cost Parity. The parties anticipate using the same or similar hardware platforms for the DIRECTV TE Receiver and non-TiVo DIRECTV DVRs (e.g., the DIRECTV Plus DVR), and DIRECTV will use commercially reasonable efforts to manufacture or have manufactured such hardware platforms [*], provided that nothing in this Section 4.17(a) shall [*].

(b) Procurement, Sales and Distribution Parity. With the exception of (i) [*], and (ii) [*], DIRECTV will not provide incentives to manufacturers, consumers, distributors, dealers, representatives, agents or any other third party to manufacture, purchase, sell, lease, market or distribute non-TiVo DIRECTV DVRs (e.g., the DIRECTV Plus DVR) without extending such incentives to DIRECTV TE Receivers on the same terms and conditions; provided, however, that DIRECTV may (i) [*], and (ii) [*]. Notwithstanding anything to the contrary in the foregoing, DIRECTV-sponsored offers for hardware, programming or other products or services that are made available in connection with non-TiVo DIRECTV DVRs will be made available in connection with the DIRECTV TE Receiver, [*].

(c) Website Presentation Parity. Upon [*], consumers who initiate the process of purchasing or leasing any DVR through DIRECTV’s website shall be given the option to select the DIRECTV TE Receiver at the appropriate point in the ordering process. DIRECTV shall [*]. In addition, from [*], DIRECTV shall maintain information on its website describing the DIRECTV TE Receiver, including the features, functions and capabilities thereof, with substantially equivalent prominence as (or, at DIRECTV’s sole option, greater prominence than) any information describing any comparable non-TiVo DIRECTV DVRs. DIRECTV will update such information throughout the Term based on experience with the DIRECTV TE Receiver and as such platform(s) evolve.

4.18 Call Centers and Telemarketing. DIRECTV will ensure that [*]. Prior to Commercial TE Launch, DIRECTV will promulgate call center scripts describing the DIRECTV TE Receiver, including the features and functionality thereof, and will update such scripts throughout the Term based on experience with the DIRECTV TE Receiver and as such platform(s) evolve.

4.19 Intentionally Omitted.

4.20 DIRECTV TE Receiver Sales by TiVo. No later than [*] following a request by TiVo, DIRECTV will propose terms and conditions for the sale of DIRECTV TE Receiver by TiVo as a DIRECTV authorized distributor or dealer. Such terms and conditions, including bounties [*], will be [*] that is not [*]. The parties will discuss and negotiate the terms and conditions for such sale in good faith; provided, however, that nothing herein requires [*]. Fees otherwise payable to TiVo under this Agreement will not be affected by any such sales by TiVo.

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4.21 Change of Control. If TiVo or a Subsidiary of TiVo undergoes a Change of Control resulting in TiVo or a TiVo Subsidiary, directly or indirectly, being controlled by [*], TiVo shall provide DIRECTV with written notice of such a Change in Control (the “COC Notice”), and DIRECTV may elect to immediately terminate this Agreement (the “Option”) by providing TiVo with written notice within [*] after receiving the COC Notice (the “Termination Notice”). Such termination shall be without liability to either party. If DIRECTV does not provide TiVo with the Termination Notice within ninety (90) days of receiving the COC Notice from TiVo, then the Option shall lapse.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF TIVO

TiVo represents and warrants to DIRECTV and agrees that:

5.1 Organization, Good Standing and Qualification. TiVo is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. TiVo is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

5.2 Authorization; Binding Obligation. All corporate action on the part of TiVo, its officers, directors and stockholders necessary for the authorization, execution, and delivery of this Agreement has been taken. The performance of all obligations of TiVo hereunder constitutes valid and legally binding obligations of TiVo, enforceable against TiVo in accordance with its respective terms.

5.3 No Consents. The execution and delivery of this Agreement in accordance with the terms thereof and the compliance by TiVo with the provisions hereof or thereof (i) are not and will not be inconsistent with TiVo’s Charter or Bylaws, (ii) do not and will not contravene any Laws (as defined below) applicable to TiVo, and (iii) do not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract, license, agreement or other instrument of which TiVo is a party or by which it is bound or requires the consent or approval of, the registration with or the taking of any action by, any federal, state or local government authority or agency or other person.

5.4 Laws. TiVo has complied and shall comply with any and all Laws regarding TiVo’s development of the TiVo Software and TE Solution, the Combination Receivers and TiVo’s deployment, if applicable, of the TiVo Software and TiVo’s other obligations hereunder. As used herein, “Laws” shall mean FCC and all other governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives, and orders.

5.5 Ability to Perform. TiVo possesses the technical and other knowledge and other abilities required to timely and fully meet its obligations under this Agreement.

5.6 Warranty Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE V, TIVO MAKES NO WARRANTIES AS TO THE PERFORMANCE OF THIS AGREEMENT OR THE DELIVERABLES OR SERVICES TO BE PROVIDED HEREUNDER AND TIVO EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES IMPLIED AND STATUTORY, WHETHER ARISING

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FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF DIRECTV

DIRECTV represents and warrants to TiVo and agrees that:

6.1 Organization, Good Standing and Qualification. DIRECTV is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to carry on its business as now conducted. DIRECTV is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

6.2 Authorization; Binding Obligation. All corporate action on the part of DIRECTV, its officers, directors and stockholders necessary for the authorization, execution, and delivery of this Agreement has been taken. The performance of all obligations of DIRECTV hereunder constitutes valid and legally binding obligations of DIRECTV, enforceable against DIRECTV in accordance with its respective terms.

6.3 No Consents. The execution and delivery of this Agreement in accordance with the terms thereof and the compliance by DIRECTV with the provisions hereof or thereof (i) are not and will not be inconsistent with DIRECTV’s Charter or Bylaws, (ii) do not and will not contravene any Laws applicable to DIRECTV, and (iii) do not and will not contravene any material provision of, or constitute a default under, any indenture, mortgage, contract, license, agreement or other instrument of which DIRECTV is a party or by which it is bound or requires the consent or approval of, the registration with or the taking of any action in respect by, any federal, state or local government authority or agency or other person.

6.4 Laws. DIRECTV has complied and shall comply with any and all Laws regarding DIRECTV’s obligations hereunder.

6.5 Ability to Perform. DIRECTV possesses the technical and other knowledge and other abilities required to timely and fully meet its obligations under this Agreement.

6.6 Warranty Disclaimer. EXCEPT AS SET FORTH IN THIS ARTICLE VI, DIRECTV MAKES NO WARRANTIES AS TO THE PERFORMANCE OF THIS AGREEMENT OR THE DELIVERABLES OR SERVICES TO BE PROVIDED HEREUNDER AND DIRECTV EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

ARTICLE VII.

INDEMNIFICATION

7.1 Indemnification. Each party (the “Indemnifying Party”), at its own expense, shall (a) defend, or at its option, settle, any claims, suits, and actions brought by a third party (collectively “Claims”) against the other party and its affiliated companies and their respective employees, officers, agents, attorneys, stockholders and directors, and their respective successors and assigns (the

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“Indemnified Party(ies)”) (i) based on allegations that such Indemnifying Party’s Technology [*] in the United States and which allegations relate to [*] the Provo Receiver, Reno Receiver (post Version [*] Software), Two-Chip Receiver, and the DIRECTV TE Receiver, or (ii) based on allegations that such Indemnifying Party’s Product Liability caused [*]; and (b) pay any award, damages, or costs (including, without limitation, reasonable attorneys’ fees) finally awarded by a court of competent jurisdiction or agreed on in a settlement of any such Claim; provided that the Indemnified Party: (A) promptly notifies the Indemnifying Party in writing of all such Claims; (B) cooperates reasonably with the Indemnifying Party (at the Indemnifying Party’s expense) in defending such Claims; and (C) allows the Indemnifying Party the primary right to control the defense (including the selection of counsel), at the Indemnifying Party’s sole option, to settle, all such Claims. For purposes of this Section 7.1, (x) the Indemnifying Party’s Technology shall be the [*] is the Indemnifying Party, or the [*] if [*] is the Indemnifying Party; and (y) the Indemnifying Party’s Product Liability shall be the [*], the Provo Receiver, Two-Chip Receiver and DIRECTV TE Receiver by or on behalf of [*] if [*] is the Indemnifying Party, or the [*] of the Provo Receiver, Two-Chip Receiver and TE Solution if [*] is the Indemnifying Party.

7.2 Mitigation and Exceptions. If the Indemnifying Party receives written notice of an alleged infringement or believes that a Claim of infringement is likely, the Indemnifying Party may, at is sole option and expense: (i) procure for the Indemnified Party the right to continue to use such Indemnifying Party’s Technology at the Indemnifying Party’s sole expense; (ii) modify the Indemnifying Party’s Technology so that it no longer infringes; or (iii) replace the infringing portion of the Indemnifying Party’s Technology with technology that does not infringe, provided, that, in the case of subsections (ii) and (iii), if TiVo is the Indemnifying Party, the modified and/or replaced technology contains substantially similar functionality and otherwise complies with the requirements of this Agreement, including the DIRECTV Technology, Interface Specifications, and Exhibit A, as applicable (such technology, “Replacement Technology”). The Indemnifying Party shall have no liability to or for any such Claims based on (i) any improvement to the Indemnifying Party’s Technology that was not made by the Indemnifying Party; (ii) any use of the Indemnifying Party’s Technology in combination with products, services, or technology not required by the Indemnifying Party or not otherwise required to use the Indemnifying Party’s Technology in a standalone form (i.e., not in a DIRECTV-TiVo combination receiver), if such infringement would not occur except for such combination; or (iii) any use of the infringing version of the Indemnifying Party’s Technology once a non-infringing version of Replacement Technology has been made available to the Indemnified Party. In addition, and notwithstanding anything in this Agreement to the contrary, TiVo shall have no obligation to indemnify, defend, or hold harmless DIRECTV with respect to any Claims made by a third party alleging that DIRECTV is infringing (pursuant to any theory) the copyrights in any audiovisual content of such third party (other than audiovisual content supplied by TiVo), based on an End User’s use of the hard disk drives in the Provo Receivers to archive or library such content.

7.3 Entire Obligation. The foregoing states the Indemnifying Party’s entire liability and the Indemnified Party’s sole and exclusive remedy with respect to any infringement of any patents, copyrights or trademarks, or the misappropriation of any trade secrets or other proprietary rights of any third party, whether direct or contributory, and any third party product liability claims, as related to the receivers specified in this Article VII.

7.4 TiVo Covenant

(a) Covenant. During the Term (and thereafter as set forth in Section 7.4(b)), TiVo covenants that neither TiVo nor any of its Subsidiaries shall assert against The DIRECTV Group, Inc.

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(“Group”), the Subsidiaries of Group (including DIRECTV, the “DIRECTV Subsidiaries”), [*] any claim of infringement of any patent or patent application (including any patent(s) which may issue therefrom) owned or controlled by TiVo or TiVo’s Subsidiaries during the Term (collectively, “TiVo Patents”) by any DIRECTV Covered System utilized, deployed or otherwise exploited in the Territory by or on behalf of the DIRECTV Subsidiaries, provided DIRECTV is not in material breach of any term of this Agreement (and the Group and the other DIRECTV Subsidiaries have not taken any action that, if taken by DIRECTV, would be a breach hereof) which remains uncorrected after the proper notice of such material breach and within the cure period specified in this Agreement. Beginning on the Seventh Amendment Effective Date, no later than 30 days after each calendar month, DIRECTV will provide TiVo’s Accounts Payable department (accounts-payable@tivo.com) [*] by or for DIRECTV during such calendar month solely for TiVo [*]. TiVo shall treat such reports as confidential and proprietary information of DIRECTV under this Agreement, and shall be authorized to share such reports solely on a need to know basis with third parties who agree to (i) use such reports solely [*], and (ii) maintain the confidentiality of such reports.

(b) Post-Termination. It is expressly understood and agreed that, unless TiVo terminates this Agreement as a result of DIRECTV’s uncured breach, the covenant and the other terms and conditions set forth in this Section 7.4 shall continue in perpetuity after the Term with respect to (i) DIRECTV Covered System units deployed prior to the end of the Term and (ii) any feature, function or capability developed hereunder pursuant to a TiVo-initiated PCR accepted by DIRECTV as provided for in Section 2.11(c) if such feature, function or capability is not available in any non-TiVo DIRECTV DVR at the time of commercial release of the TE Software and is released to a non-TiVo DIRECTV DVR during the Term.

(c) Effect of Sale. In the event of a sale (or other transfer of any right to assert a patent in whole or in part) by TiVo or TiVo’s Subsidiaries of any TiVo Patents or rights thereunder, the covenant and the other terms and conditions set forth in this Section 7.4 shall run with such TiVo Patents and be binding upon successors or assigns of any such TiVo Patents or rights thereunder.

7.5 DIRECTV Covenant

(a) Covenant. During the Term (and thereafter as set forth in Section 7.5(b)), DIRECTV covenants that neither DIRECTV, Group, nor any of the other DIRECTV Subsidiaries shall assert against TiVo, TiVo’s Subsidiaries [*] any claim of infringement of any patent or patent application (including any patent(s) which may issue therefrom) owned or controlled by DIRECTV, Group, or any of the other DIRECTV Subsidiaries during the Term (collectively, “DIRECTV Patents”) by any TiVo Covered System utilized, deployed or otherwise exploited in the Territory by or on behalf of (i) TiVo or any TiVo Subsidiary, (ii) any [*] or (iii) any [*] ; provided TiVo is not in material breach of any term of this Agreement (and TiVo’s Subsidiaries have not taken any action that, if taken by TiVo, would be a breach hereof) which remains uncorrected after the proper notice of such material breach and within the cure period specified in this Agreement. The foregoing covenant shall be suspended, solely with respect to [*], in the event that [*].

(b) Post-Termination. It is expressly understood and agreed that, unless DIRECTV terminates this Agreement as a result of TiVo’s uncured breach, the covenant and the other terms and conditions set forth in this Section 7.5 shall continue in perpetuity after the Term with respect to TiVo Covered System units deployed prior to the end of the Term.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c) Effect of Sale. In the event of a sale (or other transfer of any right to assert a patent in whole or in part) by DIRECTV, Group or any of the other DIRECTV Subsidiaries of any DIRECTV Patents or rights thereunder, the covenant and the other terms and conditions set forth in this Section 7.5 shall run with such DIRECTV Patents and be binding upon successors or assigns of any such DIRECTV Patents or rights thereunder.

ARTICLE VIII.

LIMITATION OF LIABILITY

EXCEPT FOR ANY CLAIMS OR DAMAGES RESULTING FROM A BREACH OF ARTICLE X OR SECTION 4.8 OR THE LICENSE GRANTED IN SECTION 2.1(A) OR AN INDEMNIFICATION CLAIM AS SET FORTH IN ARTICLE VII ABOVE, (A) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANY THIRD PARTY (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, OTHER COMMERCIAL LOSS, OR COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY OR SERVICES), WHETHER FORESEEABLE OR NOT AND REGARDLESS OF THE FORM, LEGAL THEORY OR BASIS OF RECOVERY OF ANY SUCH CLAIM AND (B) IN NO EVENT SHALL EITHER PARTY’S CUMULATIVE LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE AGGREGATE AMOUNT OF ALL FEES PAID TO TIVO HEREUNDER.

ARTICLE IX.

TERMINATION

9.1 Term. The term of this Agreement (the “Term”) begins on the Effective Date and continues through February 15, 2015, unless extended or terminated as set forth in this Article IX. DIRECTV may, in its sole discretion, unilaterally extend the Term through February 15, 2018 by written notice to TiVo at anytime between [*] and [*].

9.2 Termination for Material Default. Either party may terminate this Agreement if the other party materially breaches this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice thereof from the non-breaching party.

9.3 Termination for Insolvency. Either party may terminate this Agreement effective immediately upon giving notice to the other party, (i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts and such proceeding is not dismissed within sixty (60) days of its being filed; (ii) upon the other party making an assignment for the benefit of creditors; or (iii) upon the other party’s dissolution or liquidation.

9.4 Termination for Non-TiVo Delay. TiVo shall have the right to terminate this Agreement, effective [*], upon written notice to DIRECTV by [*], if TiVo is unable to submit to DIRECTV a version of the TE Software for Final Acceptance Testing by [*] (including, but not limited to, an inability to submit a version of the TE Software caused by the parties’ inability to agree on the terms of the TE Solution Statement of Work), or such later date as agreed to by the parties, based on [*], provided that TiVo [*]. Notwithstanding anything to the contrary in this Article IX or in this Agreement, if TiVo notifies DIRECTV that TiVo is exercising its right to terminate this Agreement pursuant to this Section 9.4, then (i) DIRECTV will pay applicable DVR/PVR Service Fees through February 15, 2012; (ii) the

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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TE Solution Statement of Work and any other PCR shall terminate without penalty or liability to either party related thereto, any available Development Credits will be applied toward any outstanding invoices not yet paid by DIRECTV, and DIRECTV shall pay any remaining amounts under any such outstanding invoices for work performed to date (at a pro-rata amount, according to the percentage of hours completed to the next milestone payment) within forty five (45) days; (iii) all licenses to use TiVo trademarks and to distribute TiVo Technology with respect to the TE Solution and any DIRECTV TE Receiver will terminate as of the date of termination notice from TiVo under this Section 9.4 (provided that DIRECTV may continue to support, maintain and otherwise service existing Legacy Combination Receivers solely to the extent provided in Section 9.5 below); and (iv) any Development Credits under 3.14 not applied to outstanding invoices under subsection (ii) above will be forfeited and Section 3.14 will terminate.

9.5 Other.

(a) Termination or Expiration. In the event this Agreement is terminated for any reason or in the case of expiration of this Agreement, unless otherwise provided for herein, all licenses and payment obligations shall terminate. Subject to DIRECTV’s compliance with the terms and conditions of Section 4.8 (including, without limitation, the license restrictions set forth in Section 4.8(b)), DIRECTV shall be entitled, solely for 180 days (the “Grace Period”) following the effective date of expiration or termination (the “Clear Date”), to exercise its rights under Section 4.8 to manufacture, distribute, sell, and otherwise clear any DIRECTV TE Receivers that are in existence in the manufacture, production, distribution, retail or sales chain on the Clear Date (“Grace Period Devices,” and together with any other activated Combination Receivers, the “Outstanding Receivers”). Subject to DIRECTV’s compliance with the terms and conditions of Section 4.8 (including, without limitation, the license restrictions set forth in Section 4.8(b)), DIRECTV shall be entitled to a perpetual license to support, maintain and otherwise service such Outstanding Receivers (including the rights set forth in Section 4.8(a)(ii) (not including the right to make or have made improvements to the TiVo Technology), Section 4.8(a)(iii), Section 4.8(a)(v) (to the extent necessary to maintain and support the Outstanding Receivers, including changes thereto) and Section 4.8(a)(vi)). Any end user licenses previously granted or granted with respect to Outstanding Receivers after termination or expiration of this Agreement as permitted herein shall remain in full force and effect, provided that the end user continues to comply with the terms and conditions of such end user license agreement.

(b) Intentionally left blank.

(c) Termination by TiVo. In the event of termination of this Agreement by TiVo in accordance with the terms of Section 9.2 (Termination for Material Default), TiVo’s obligations under Section 2.4 shall terminate upon such termination.

(d) Survival of Provisions of this Agreement. The following Articles and Sections shall survive any expiration or termination of this Agreement. Article I, Section 2.4 (with respect to the five year obligation specified therein unless this Agreement is terminated by TiVo in accordance with the terms of Section 9.2), Sections 3.9 and 3.10 (for the time periods specified therein), Sections 3.11, 4.1, 4.4, 4.5, Articles V and VI, Sections 7.1, 7.2, 7.3, Sections 7.4 (solely to the extent provided for therein), Section 7.5 (solely to the extent provided for therein), Article VIII, Section 9.5, Article X and Article XII.

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ARTICLE X.

CONFIDENTIALITY

10.1 Confidential Information. Each party (the “Disclosing Party”) may, from time to time during the term of this Agreement, disclose or make available to the other party (the “Receiving Party”) certain proprietary or non-public information including, without limitation, trade secrets, know-how, formulas, flow charts, diagnostic routines, business information, forecasts, financial plans and data, customer information, marketing plans, and unannounced product information (collectively, “Confidential Information”). If provided in tangible form, such information shall be marked as “confidential” or “proprietary” or with a similar legend and, if disclosed orally or visually, shall be identified as confidential at the time of disclosure. Confidential Information shall exclude information the Receiving Party can demonstrate by reasonably detailed written documentation: (a) was independently developed by the Receiving Party’s employees, consultants or contractors without access to or use of the Disclosing Party’s Confidential Information; (b) became known to the Receiving Party, without restriction, from a source (having a right to disclose such information) other than the Disclosing Party without breach of this Agreement; (c) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Receiving Party; or (d) was rightfully known by the Receiving Party, without restriction, at the time of disclosure.

10.2 Protection of Confidential Information. The Receiving Party shall not use the Confidential Information of the Disclosing Party except for the purpose of carrying out its rights or obligations under this Agreement and shall not disclose the Confidential Information of the Disclosing Party, except as expressly authorized in this Agreement or in writing by the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may disclose any Confidential Information that must be disclosed pursuant to applicable federal, state, or local law, regulation, court order, or other legal process or pursuant to the rules and regulations of any stock exchange or stock association in which securities of the Receiving Party may be traded from time to time; provided, that the Receiving Party gives the Disclosing Party prompt written notice thereof and the Receiving Party obtains prior to any such disclosure a protective order or other appropriate remedy. The Receiving Party will use the same degree of care to prevent such misuse or disclosure that the Receiving Party uses with respect to its own proprietary information, but in no event with less than with reasonable care. Disclosure of Confidential Information does not constitute a license with respect to such Confidential Information.

10.3 Disclosure Restrictions. The Receiving Party may disclose Confidential Information only to its employees, consultants and contractors when such disclosure is necessary for the Receiving Party to exercise its rights in compliance with, and only for purposes contemplated by, this Agreement, provided such employees, consultants and contractors are advised of the confidential nature thereof and bound by nondisclosure obligations and restrictions no less restrictive than those set forth in this Article X (Confidentiality).

ARTICLE XI.

NETWORK OPERATION CONTINUITY

11.1 Client Preferred Escrow Agreement. The parties will enter into the Client Preferred Escrow Agreement attached hereto as Exhibit N.

11.2 Server Preferred Escrow Agreement. In addition, the parties will enter into a Preferred Escrow Agreement substantially similar to Exhibit N, except that the following alternate terms shall apply:

(a) The term “Deposit Materials” shall mean the Server Services Materials, which shall be deposited within 30 days of the Manufacturing Release of the Version [*] Software, and updated quarterly.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) The term “Release Conditions” shall mean: (a) A bankruptcy, liquidation, dissolution, assignment for the benefit of creditors or other such event of Depositor that is not rescinded or withdrawn within sixty (60) days of filing; or (b) A material breach by Depositor of its obligations set forth in Section 2.3(e) of the Development Agreement, if such material breach is not cured within sixty (60) days of Depositor’s receipt of written notice thereof from Preferred Beneficiary.

(c) The rights following release identified in Section 4.5 shall be replaced with the following: “The rights set forth in Section 2.1(c) of the Technology License Agreement solely to perform the Server Support Services, subject to Section 2.3 of the Technology License Agreement.”

ARTICLE XII.

MISCELLANEOUS

12.1 No Agency. Each party will in all matters relating to this Agreement act as an independent contractor. Nothing contained in this Agreement, nor the execution or performance thereof, shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. Neither party will have authority nor represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, or to represent the other party as agent, employee or in any other capacity.

12.2 Taxes. All payments made by DIRECTV hereunder shall be paid without deduction for and net of any sales, use, excise, import or export, value-added or similar tax or duty, government permit or license fees, customs and similar fees, penalties and interest and any costs associated with the collection or withholding of any of the foregoing (except for taxes based on TiVo’s net income) (collectively, “Taxes”). If any deduction is legally required on any fees payable by DIRECTV to TiVo hereunder, DIRECTV shall pay in the manner and at the same time such additional amounts as will result in TiVo receiving the amounts TiVo would have received absent such required deduction. DIRECTV shall promptly pay or reimburse all federal, state, and local Taxes, if any, due, arising from, or measured by amounts payable to TiVo under this Agreement.

12.3 Amendment, Modification or Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

12.4 Successors; Assigns. All the terms of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective parties hereto. Anything contained herein to the contrary notwithstanding, neither party may assign this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, following written notice to the other party, either party may transfer and assign this Agreement, by operation of law or otherwise, to the surviving entity in the event of a sale to, merger with, or acquisition of all or substantially all of such party’s assets by such entity, and the other party hereby consents to such assignment in advance.

12.5 Governing Law. This Agreement and all matters or issues related hereto or arising hereunder shall be governed by the laws of the State of California, without regard to principles of conflicts of law, as such laws would apply to contracts entered into by California residents and performed

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entirely in California The parties agree that all disputes and litigation regarding this Agreement and matters connected with its performance, if not resolved pursuant to Section 3.11, shall be brought in a federal court in the Northern District or Central District of California or in state court in Los Angeles County or Santa Clara County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

12.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.7 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered to the address(es) for notice set forth below or such other address as either party may specify in writing. Notices shall be effective (i) on the date received, if delivered by hand; (ii) on the date sent if sent by facsimile with confirmation, (iii) on the next business day following delivery thereof to an air courier for overnight delivery, and (iv) on the fifth business day after deposit into either the United States mail service (as applicable), postage prepaid, return receipt requested.

To:	TiVo Inc.		To:	DIRECTV, Inc.
	Naveen Chopra			Derek Chang,
	VP Business Development			Executive Vice President
	2160 Gold Street			2230 East Imperial Highway
	Alviso, CA 95002			El Segundo, California 90245
	Fax:	(408) 519-5330		Fax:	(310) 535-6230

With a copy to:			With a copy to:
	TiVo Inc.			DIRECTV, Inc.
	General Counsel: Matthew Zinn			General Counsel
	2160 Gold Street			2230 East Imperial Highway
	Alviso, CA 95002			El Segundo, California 90245
	Fax:	(408) 519-5330		Fax:	(310) 964-4884

12.8 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for payments of money) on account of strikes (other than strikes of a party’s own employees), shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions (other than with respect to a party’s own employees), earthquakes, material shortages or any other causes that are beyond the reasonable control of such party; provided, however, that the parties will use commercially reasonable efforts, including the implementation of business continuity measures, to mitigate the effects of such force majeure.

12.9 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by TiVo to DIRECTV are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code. The Parties agree that DIRECTV, as licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, provided that DIRECTV abides by the terms of this Agreement.

12.10 Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of Section 4.8 (Manufacturing and Distribution License) or Article X (Confidentiality) or the license granted by DIRECTV in Section 2.1(a) and any restrictions related thereto will cause irreparable damage for which recovery of money damages would be inadequate, and that both parties shall therefore be entitled to obtain timely injunctive relief to protect their respective rights under this Agreement, in addition to any and all remedies available at law.

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12.11 Export Controls. Each party agrees that it will comply with all U.S. export control laws and the applicable regulations thereunder, as well as any other applicable laws of the U.S. affecting the export of technology.

12.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.13 Counterparts. The Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

12.14 Confidentiality. The parties shall treat this Agreement, its existence, attachments, and terms as confidential and proprietary information subject to nondisclosure agreements between the parties.

12.15 Entire Agreement. This Agreement, including any exhibits and schedules attached hereto or thereto, in conjunction with the Services Agreement, constitutes the entire agreement between DIRECTV and TiVo with respect to the subject matter specifically set forth herein.

12.16 Precedence. Except as specifically provided herein, all other agreements between the parties effective as of the date hereof, including but not limited to the Reference Design Agreement, the Original Marketing Agreement, and the Buy-Down Letter Agreement, shall remain in full force and effect in accordance with the terms therein. In the event of any conflict between the terms and conditions of this Agreement and any of the terms and conditions of the agreements in this Section 12.16, the terms and conditions of this Agreement shall govern and control.

Remainder of page intentionally left blank.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their respective duly authorized officers.

TIVO INC.		DIRECTV, INC.

By:	/s/ Naveen Chopra	By:	/s/ Derek Chang
Name:	Naveen Chopra	Name:	Derek Chang
Title:	VP, Business Development	Title:	Executive Vice President

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EXHIBIT A – DEVELOPMENT SCHEDULE AND SPECIFICATIONS

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT B – SUBSIDIES AND REVENUE

Schedule 1

[Intentionally Left Blank.]

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EXHIBIT B – SUBSIDIES AND REVENUE

Schedule 2 – Subscriber Fees

[*]

[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B – SUBSIDIES AND REVENUE

Schedule 3 – DVR/PVR Service Fee

1. DVR/PVR Service Fee Calculation. DIRECTV shall pay DVR/PVR Service Fees to TiVo calculated as follows:

a.	[*].

b.	[*]

DVR/PVR Service Subscribers with DIRECTV TE Receiver as of the Report Date	DVR/PVR Service Fee per DVR/PVR Service Subscriber with DIRECTV TE Receiver
[*]	[*]

[*]	[*]

[*]	[*]

Example [*]

Notes: [*].

2. Minimum [*] DVR/PVR Service Fees

Subject to the provisions of the Agreement, DIRECTV will pay minimum aggregate DVR/PVR Service Fees [*] as follows, notwithstanding anything to the contrary in this Exhibit B (including any DVR/PVR Service Fees calculated in accordance with the procedures set forth above):

Report Date*	Minimum Aggregate DVR/PVR Service Fees [*]
[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]

[*]

Examples. [*].

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C – THIRD PARTY TECHNOLOGY

EXHIBIT D – TIVO MANUFACTURING ASSISTANCE

EXHIBIT E – HARDWARE DESCRIPTION

EXHIBIT F – LIQUIDITY TEST

In the event that, at the end of [*], the balance in TiVo’s [*] accounts [*] (such requirement defined as the “Liquidity Test”), TiVo will [*]. In such event, TiVo will [*], but such notice shall not affect [*].

In addition, as an informational convenience, and separate from the Liquidity Test, TiVo will also [*] if the balance in TiVo’s [*] accounts [*] at the end of [*].

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT G – TIVO APPLICATION

EXHIBIT H – BRANDING REQUIREMENTS

EXHIBIT I – PROJECT CHANGE REQUEST FORM

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EXHIBIT J – TECHNOLOGY LICENSE AGREEMENT

EXHIBIT K – END USER TERMS

EXHIBIT L – MANUFACTURER SUBLICENSE TERMS

AS AMENDED

EXHIBIT M – DIRECTV TRADEMARK AND STYLE GUIDE

EXHIBIT N – SOFTWARE ESCROW AGREEMENT

EXHIBIT O – TIVO PRIVACY POLICY AND SERVICE AGREEMENT

EXHIBIT P – FORM OF JOINT PRESS RELEASE

EXHIBIT Q – ANNUAL MINIMUM DIRECTV TE RECEIVER MARKETING

Minimum Value of DIRECTV TE Receiver Marketing

Minimum Television Advertising (§ 4.16(b))	[*] from Commercial TE Launch*

Minimum Other Advertising (§ 4.16(c))	[*] from Commercial TE Launch*

*	On the [*] anniversary of Commercial TE Launch and on each anniversary of Commercial TE Launch thereafter during the Term, the amounts set forth above will be [*] (i.e,, all amounts set forth above will [*] on the [*] Anniversary of Commercial TE Launch and such amounts, as previously adjusted, will be [*] on the [*] anniversary of Commercial Launch and so forth).

Schedule 1 – Sample Schedule of Television Advertising

Attached.

Schedule 2 – Sample Schedule of Other Advertising

Attached.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT R – FEATURES LIST

EXHIBIT S – DIRECTV PRIVACY POLICY

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EXHIBIT T – TIVO TRADEMARK REQUIREMENTS FOR SERVICE PROVIDERS